UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

Gevo, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

345 Inverness Drive South
Building C, Suite 310
Englewood, Colorado 80112
(303) 858-8358
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2025

WHEN Wednesday, May 21, 2025 2:00 p.m., Mountain Time WHERE Online at: www.virtualshareholdermeeting.com/GEVO2025 RECORD DATE Close of business on March 25, 2025
The Annual Meeting will be held for the following purposes:
1.
To elect three Class III directors to our Board of Directors to serve until the 2028 Annual Meeting of Stockholders;

2.
To approve an amendment and restatement of the Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan;

3.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

4.
To cast an advisory (non-binding) vote to approve the compensation of our named executive officers; and

5.
To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

To the Stockholders of Gevo, Inc.:
The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Gevo, Inc. (the “Company,” “we,” “us” or “our”) will be held at 2:00 p.m., Mountain Time, on Wednesday, May 21, 2025. The Annual Meeting will be held entirely online via live audio webcast to allow for greater stockholder attendance and to reduce the carbon footprint that is required for travel to, and in-person attendance at, the Annual Meeting. The Annual Meeting may be accessed at www.virtualshareholdermeeting.com/GEVO2025, where you will be able to listen to the Annual Meeting live, submit questions and vote. We have designed the virtual Annual Meeting to provide stockholders with substantially the same opportunities to participate as if the Annual Meeting were held in person.
If you owned our common stock at the close of business on March 25, 2025, you may virtually attend and vote at the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for review during our regular business hours at our headquarters in Englewood, Colorado for the ten days prior to the date of the Annual Meeting for any purpose related to the Annual Meeting. The list of stockholders will also be available during the Annual Meeting through the Annual Meeting website for those stockholders who choose to attend.

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any stockholder virtually attending the Annual Meeting may vote electronically at the Annual Meeting, even if you have already returned a proxy card or voting instruction card.
By Order of the Board of Directors,
April 9, 2025 Englewood, Colorado	E. Cabell Massey Vice President, Legal and Corporate Secretary

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING TO BE HELD ON MAY 21, 2025:
The Notice, 2024 Annual Report, proxy statement and proxy card are available online at www.proxyvote.com.

345 Inverness Drive South
Building C, Suite 310
Englewood, Colorado 80112
(303) 858-8358
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
The Board of Directors (the “Board”) of Gevo, Inc. (the “Company,” “we,” “us” or “our”) is soliciting proxies for the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 21, 2025 at 2:00 p.m. Mountain Time. The Annual Meeting will be held entirely online via live audio webcast. You will be able to attend the virtual Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting: www.virtualshareholdermeeting.com/GEVO2025 and entering your 16-digit control number included in your Notice (as defined below), on your proxy card or on the instructions that accompanied your proxy materials.
On or about April 9, 2025, we will commence mailing our proxy materials, including a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to access this proxy statement and our 2024 Annual Report on Form 10-K (the “2024 Annual Report”) over the Internet, which are available at www.proxyvote.com. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, the 2024 Annual Report and a form of proxy card or voting instruction card. Our proxy materials are being sent to stockholders who owned our common stock at the close of business on March 25, 2025, the record date for the Annual Meeting (the “Record Date”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:
Who may vote at the Annual Meeting?

A:
Our Board has fixed March 25, 2025 as the Record Date for the Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote, at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of the Record Date, 239,609,874 shares of common stock were outstanding and entitled to vote at the Annual Meeting.

Q:
What proposals will be voted on at the Annual Meeting?

A:
There are four proposals scheduled to be voted on at the Annual Meeting:

1.
Election of three Class III director nominees to our Board to serve until the 2028 Annual Meeting of Stockholders (“Proposal 1”);

2.
Approval of the amendment and restatement of the Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan (“Proposal 2” or the “Equity Plan Proposal”);

3.
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (“Proposal 3”); and

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
4.
An advisory (non-binding) vote to approve the compensation of our named executive officers (“Proposal 4”).

We will also consider any other business that properly comes before the Annual Meeting. As of the date hereof, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.
Q:
What is the quorum requirement for the Annual Meeting?

A:
A quorum of stockholders is necessary to hold a valid meeting of stockholders. A quorum will be present if the holders of a majority in voting power of our stock issued and outstanding and entitled to vote are present in person, including by means of remote communication, or represented by proxy at the Annual Meeting. At the close of business on the Record Date, there were 239,609,874 shares of common stock outstanding. Thus, a total of 239,609,874 shares are entitled to vote at the Annual Meeting and holders of common stock representing at least 119,804,938 votes must be represented at the Annual Meeting in person, including by means of remote communication, or by proxy to have a quorum. The inspector of elections appointed for the Annual Meeting by our Board will count the shares represented in person, including by means of remote communication, or by proxy at the Annual Meeting to determine whether or not a quorum is present.

Your shares will be counted as present at the Annual Meeting if you:
•
are present and entitled to vote electronically at the Annual Meeting; or

•
have voted over the Internet or by telephone, or properly submitted a proxy card or voting instruction card.

Both abstentions and broker non-votes (as described below) will be included in the calculation of the number of shares considered to be present at the Annual Meeting for the purpose of determining the presence of a quorum. In the event that we are unable to obtain a quorum, the chairperson of the Annual Meeting or a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.
Q:
How are votes counted at the Annual Meeting?

A:
In the election of directors (Proposal 1), you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For Proposal Nos. 2, 3 and 4, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

If you provide specific instructions in your proxy card or voting instruction card with regard to a certain item, your shares will be voted as you instruct on such items. If you are a stockholder of record and you sign and return your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board. See “What are the recommendations of the Board?” below.
Q:
What votes are required to elect directors and to approve the other proposals at the Annual Meeting?

A:
For Proposal 1, the election of directors, members of the Board are elected by a plurality of the votes cast. Accordingly, the three candidates who receive the greatest number of votes “FOR” will be elected as a director. “WITHHOLD” votes and broker non-votes will have no effect on the outcome of this proposal. Cumulative voting is not permitted for the election of directors.

Proposal 2, the Equity Plan Proposal, requires the affirmative vote of the holders of a majority in voting power of the shares of our stock present in person, including by means of remote

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
communication, or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Proposal 3, the ratification of our independent registered public accounting firm, requires the affirmative vote of the holders of a majority in voting power of the shares of our stock present in person, including by means of remote communication, or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Proposal 4, the advisory (non-binding) vote on the compensation of our named executive officers, requires the affirmative vote of the holders of a majority in voting power of the shares of our stock present in person, including by means of remote communication, or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Q:
Which ballot measures are considered “routine” or “non-routine?”

A:
Proposal 3, regarding the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, is considered a routine matter under applicable rules. Brokers have discretion to vote shares on routine matters, but not on non-routine matters.

Proposal 1, regarding the election of directors, Proposal 2, the Equity Plan Proposal, and Proposal 4, the advisory vote to approve the compensation of our named executive officers, are generally considered non-routine matters under applicable rules. As noted above, a broker, bank or other agent cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2 and 4.
If you hold your shares in street name and you do not instruct your bank, broker, or other agent how to vote your shares on Proposal Nos. 1, 2 and 4, no votes will be cast on your behalf on each of Proposal Nos. 1, 2 and 4. Therefore, it is critical that you indicate your vote on those proposals if you want your vote to be counted.
Q:
What are the recommendations of the Board?

A:
The Board recommends that you vote as follows:

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“FOR” each of the Class III director nominees to the Board (Proposal 1);

•
“FOR” the Equity Plan Proposal (Proposal 2);

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“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 3); and

•
“FOR” the advisory (non-binding) vote to approve the compensation of our named executive officers (Proposal 4).

Q:
What does it mean if I receive more than one set of proxy materials?

A:
If you received more than one Notice (or full set of printed proxy materials), each containing a different control number, this means that you have multiple accounts holding shares of our common stock. These may include accounts with our transfer agent, Equiniti Trust Company LLC, and accounts with a broker, bank or other holder of record. Please vote all proxy cards for which you receive a Notice (or full set of printed proxy materials) to ensure that all of your shares are voted.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:
How can I get electronic access to the proxy materials?

A:
You can view the proxy materials on the Internet at www.proxyvote.com. Please have your control number available. Your control number can be found on your Notice(s) or proxy card included in the full set of proxy materials.

Q:
How may I attend and vote my shares at the Annual Meeting?

A:
This year’s Annual Meeting will be held entirely online via live audio webcast. We have designed the virtual Annual Meeting to provide stockholders with substantially the same opportunities to participate as if the Annual Meeting were held in person. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/GEVO2025. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company LLC, you are considered, with respect to those shares, the stockholder of record. If you were a stockholder as of the record date for the Annual Meeting and you have your 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials, you can vote at the Annual Meeting.

A summary of the information you need to attend the Annual Meeting online is provided below:
•
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

•
The Annual Meeting webcast will begin promptly at 2:00 p.m. Mountain Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 1:45 p.m. Mountain Time, and you should allow ample time for the check-in procedures.

•
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

•
Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/GEVO2025.

•
Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/GEVO2025 on the day of the Annual Meeting.

•
If you want to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/GEVO2025, type your question into the “Ask a Question” field, and click “Submit.”

•
Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to Annual Meeting matters and therefore will not be answered. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Any questions pertinent to Annual Meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered at the “Investor Relations” section of our website at www.gevo.com. The questions and answers will be available as soon as practical after the Annual Meeting and will remain available until one week after posting.

If your shares are held in an account at a brokerage firm, bank, dealer or other similar organization, you are considered the beneficial owner of shares held in “street name.” If your shares are held in “street name,” you should contact your broker, trustee, bank or other holder of record to obtain your 16-digit control number or otherwise vote through the broker, trustee, bank or other holder of record. Only stockholders with a valid 16-digit control number, will be able to attend the Annual Meeting

4      GEVO, INC. | 2025 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
and vote, ask questions, and access the list of stockholders as of the close of business on the record date for the Annual Meeting.
Q:
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

A:
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

Q:
How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, bank or other agent. In most cases, you will be able to do this by using the Internet, by telephone or by mail if you received a printed set of the proxy materials.

By Internet — If you have Internet access, you may vote your shares by logging into the secure website, which will be listed on your Notice or the proxy card, and following the instructions provided.
By Telephone — If you have telephone access, you may vote your shares by calling the toll-free number listed on your Notice or the proxy card and following the instructions provided.
By Mail — If you requested printed copies of the proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, bank or other agent, and mailing it in accordance with the instructions provided. If you provide specific voting instructions, your shares will be voted as you have instructed.
Votes submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on May 20, 2025. For shares held in the Gevo, Inc. 401(k) Plan, votes must be received by 11:59 p.m. Eastern Time on May 18, 2025. Submitting your proxy via the Internet or by telephone will not affect your right to vote electronically at the Annual Meeting should you later decide to virtually attend the Annual Meeting. Even if you plan to virtually attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.
We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.
Q:
What happens if I do not give specific voting instructions?

A:
Stockholder of Record — If, at the close of business on the Record Date, you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name — If, at the close of business on the Record Date, you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote at its discretion on routine matters but cannot vote on non-routine matters. If the organization

   GEVO, INC. | 2025 PROXY STATEMENT      5

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
that holds your shares does not receive instructions from you on how to vote your shares on a non- routine matter, the organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non- vote.” In tabulating the voting results for any particular proposal, shares that constitute broker non- votes are not considered entitled to vote on that proposal.
Q:
How can I revoke my proxy and change my vote after I return my proxy card?

A:
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date; by voting by using the Internet or by telephone, either of which must be completed by 11:59 p.m. Eastern Daylight Time on May 21, 2025 or, for shares held in the Gevo, Inc. 401(k) Plan, by 11:59 p.m. Eastern Time on May 18, 2025 (your latest Internet or telephone proxy will be counted); or by virtually attending the Annual Meeting and voting electronically. Virtually attending the Annual Meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a broker, bank or other agent, you must contact that broker, bank or other agent directly to revoke any prior voting instructions.

Q:
Who will pay the costs of this proxy solicitation?

A:
We will bear the entire cost of solicitation of proxies, including maintenance of the Internet website used to access the proxy materials; maintenance of the Internet website used to vote; and preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders who request paper copies of such materials. We have retained D.F. King to assist in the solicitation of proxies. We expect to pay D.F. King a fee of  $10,500, plus reimbursement of reasonable expenses. We and our directors, officers and regular employees may solicit proxies by mail, personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such shares, and we may reimburse them for their costs in forwarding the solicitation materials to such beneficial owners.

Q:
Where can I find the voting results of the Annual Meeting?

A:
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting.

6      GEVO, INC. | 2025 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS
Overview
Our Board is divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.
There are currently eight directors serving on the Board. Our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) provides that the authorized number of directors may be changed only by resolution of the Board. Directors may be removed only for cause by the affirmative vote of the holders of at least a majority of the votes that all our stockholders would be entitled to cast in an annual election of directors. Any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office, even if less than a quorum. Each director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.
At this Annual Meeting, the term of the following Class III directors will expire: William H. Baum, Mary Kathryn Ellet and Gary W. Mize. The Nominating and Corporate Governance Committee has recommended that William H. Baum, Mary Kathryn Ellet and Gary W. Mize be elected to serve as Class III directors at the Annual Meeting.
Our stockholders will vote for the Class III director nominees listed above to serve until our 2028 Annual Meeting of Stockholders and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal. The members of our Board who are Class I and Class II directors will be considered for nomination for election in 2026 and 2027, respectively.
Nominees for Election as Class III Directors with Terms Expiring in 2028
The nominees listed below have been recommended by the Nominating and Corporate Governance Committee to be elected to serve as Class III directors. There are no family relationships among our directors or executive officers. If either director nominee is unable or declines to serve as a director, the Board may designate another nominee to fill the vacancy and the proxy will be voted for that nominee.

   GEVO, INC. | 2025 PROXY STATEMENT      7

PROPOSAL 1 ELECTION OF DIRECTORS
WILLIAM H. BAUM , Chairman of the Board
Director Age: 80 Director Since: January 2016 Board Committees: Nominating and Corporate Governance Committee (Chair) Independent: Yes
Since January 2015, Mr. Baum has operated a consulting business advising small biofuel and renewable chemical companies on a variety of commercial matters.
Mr. Baum served as Chief Business Development Officer of Genomatica, Inc. from September 2010 until April 2014. From August 1997 to September 2010, Mr. Baum served in various roles at Diversa Corporation (now known as Verenium Corporation), a biotechnology company focused on the development of biofuels, including Vice President Sales and Marketing from August 1997 to November 1999, Senior Vice President, Business Development from November 1999 to July 2002 and Executive Vice President, Business Development from July 2002 to August 2010. Prior to joining Diversa, Mr. Baum served as the Vice President of Global Sales and Marketing at International Specialty Products, Inc., a specialty chemicals company, and held a variety of executive positions, both in the United States and internationally, at Betz Laboratories, Inc., a specialty chemicals company. Mr. Baum currently serves as a director on the board of directors for CanBiocin Inc., Watt Companies, Inc. and Arzeda Corporation. Previously,
Mr. Baum served on the Board of Leaf Resources Limited (ASX: LER) from June 2017 to July 2022. We believe Mr. Baum’s qualifications to sit on our Board include his business development experience in the biofuels and biotechnology industries.

MARY KATHRYN (KATIE) ELLET
Director Age: 51 Director Since: January 2024 Board Committees: Audit Committee Independent: Yes	Since October 2024, Ms. Ellet has served as the Chief Executive Officer of ETCH , Inc. From October 2021 to September 2024, Ms. Ellet served as President, H2E and Mobility for Air Liquide Hydrogen Energy, LLC. From August 2020 to September 2021, Ms. Ellet served as Chief Executive Officer for EC Industrial Holdings, LLC. From May 2006 to June 2020, Ms. Ellet served in various roles at SI Group, Inc., including Vice President — Oilfield Solutions from October 2018 to June 2020, Senior Director Strategic Markets — Fuels, Lubes and Surfactants from April 2014 to September 2018, Director Strategic Business Intelligence from September 2012 to April 2014, Production Manager from October 2010 to August 2012 and Environmental, Health, Safety and Quality Manager from May 2006 to October 2010. Ms. Ellet began her career as an engineer for BASF Corporation. We believe Ms. Ellet’s qualifications to sit on our Board include her extensive expertise and practical understanding of renewable energy applications, chemical products, hydrogen, go-to-market strategies, growth strategies, IP portfolio growth and management, and critical business intelligence.

8      GEVO, INC. | 2025 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS
GARY W. MIZE
Director Age: 74 Director Since: September 2011 Board Committees: Audit Committee and Nominating and Corporate Governance Committee Independent: Yes
Since October 2009, Mr. Mize has held the position of partner and owner at MR & Associates. Since March 2021, Mr. Mize has served as the Lead Director of Darling Ingredients, Inc. (“Darling”) and is Chair of its nominating and corporate governance committee. Mr. Mize has served as a director of Darling since May 2016 and previously served as a member of its audit committee, compensation committee and environmental, social and governance committee. From October 2020 to November 2023, Mr. Mize served as a director of United Malt Group Limited and served as a member of its environment, health and safety committee and its nominations and remuneration committee. Mr. Mize also served as non-executive Chairman at Ceres Global AG from December 2007 to April 2010, as an independent director of Ceres Global AG and as a member of its audit committee (Chair) from October 2013 to December 2021. In addition,
Mr. Mize served Noble Group, Hong Kong, as Global Chief Operating Officer and Executive Director from July 2003 to December 2005 and Non-Executive Director from December 2005 to December 2006. Previously, he was President of the Grain Processing Group at ConAgra Foods, Inc., President and Chief Executive Officer of ConAgra Malt and held various positions at Cargill, Inc. Mr. Mize brings international business experience to the Board having previously held expatriate positions in Switzerland, Brazil and Hong Kong. We believe Mr. Mize’s qualifications to sit on our Board include his international experience, coupled with his decades of experience in agribusiness.

Vote Required and Board Recommendation
The affirmative vote of a plurality of the votes cast in person, including by means of remote communication, or by proxy at the Annual Meeting is required to elect William H. Baum, Mary Kathryn Ellet and Gary W. Mize as Class III directors to serve until the 2028 Annual Meeting of Stockholders. A “plurality” means, with regard to the election of directors, that the nominee for director receiving the greatest number of   “FOR” votes from the votes cast at the Annual Meeting will be elected.
BOARD RECOMMENDATION
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH CLASS III DIRECTOR NOMINEE.

   GEVO, INC. | 2025 PROXY STATEMENT      9

PROPOSAL 1 ELECTION OF DIRECTORS
Incumbent Class I Directors with Terms Expiring in 2026
ANGELO AMORELLI
Director Age: 62 Director Since: October 2023 Board Committees: Compensation Committee Independent: Yes	Since January 2023, Mr. Amorelli has been retired. From January 1989 to December 2022, Mr. Amorelli served in various roles at bp plc (“BP”), an international energy company, including Senior Vice President — Applied Sciences from July 2020 to December 2022, and Vice President — Group Research from April 2015 to June 2020, and prior to that role, Mr. Amorelli served in a variety of technical, operational and commercial roles from January 1989 to April 2015. We believe Mr. Amorelli’s qualifications to sit on our Board include his decades of experience in the energy industry and his expertise in clean-energy technologies.
CAROL J. BATTERSHELL
Director Age: 63 Director Since: January 2023 Board Committees: Compensation Committee Independent: Yes	Since 2019, Ms. Battershell has served as Chief Executive Officer at Battersea Energy LLC, an energy consulting company, and she is a seasoned executive with nearly 40 years in the energy sector in the United States and internationally. She served for ten years at the U.S. Department of Energy (“DOE”) from June 2008 to July 2018. Her last role at DOE was as Principal Deputy Director in the Office of Policy, and prior to that role, Ms. Battershell progressed through other roles of increasing complexity with responsibilities for several multi-billion dollar programs. Ms. Battershell began her career as a Refinery Engineer and progressed to Vice President of BP’s Alternative Energy business over the 25 years she spent with BP. Ms. Battershell previously served on the Board of Directors and chaired the HR committee for BluEarth Renewables Inc., a private renewable energy developer and operator, from 2021 to 2024; and previously served on the Board of Directors for Arotech Corporation, a portable energy solution and training simulator company, from 2016-2017, where she served as the chair of the Nominating Committee and as a member of the Audit Committee. We believe Ms. Battershell’s qualifications to sit on our Board include her years of experience within the energy industry and experience with the DOE.
PATRICK R. GRUBER
Chief Executive Officer and Director Age: 64 Director Since: 2007 Board Committees: None Independent: No, serves as CEO of the Company
Prior to joining the Company, from 2005 to 2007, Mr. Gruber was President and Chief Executive Officer of Outlast Technologies, Inc. (“Outlast Technologies”), a technology and marketing company primarily serving the textile industry, where he was responsible for all aspects of Outlast Technologies’ business. Previously,
Mr. Gruber co-founded NatureWorks LLC (formerly Cargill Dow, LLC) (“NatureWorks”) and served as Vice President, Technology and Operations, and Chief Technology Officer from 1997 to 2005, where he was responsible for all aspects of the business, including project, application and process technology development. From 2007 to May 2012, Mr. Gruber served on the board of directors of Segetis, Inc. From 2007 to January 2012, Mr. Gruber served on the board of directors of Green Harvest Technologies, LLC and from 2007 to 2008, he served on the board of directors of Outlast Technologies. In 2011, Mr. Gruber was awarded the University of Minnesota Outstanding Achievement Award. In 2008, Mr. Gruber was awarded the first ever George Washington Carver Award, recognizing significant contributions by individuals in the field of industrial biotechnology and its application in biological engineering, environmental science, biorefining and bio-based products. We believe Mr. Gruber’s qualifications to sit on our Board include his day-to-day knowledge of our company and its operations and his deep experience in our industry.

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PROPOSAL 1 ELECTION OF DIRECTORS
Incumbent Class II Directors with Terms Expiring in 2027
ANDREW J. MARSH
Director Age: 69 Director Since: February 2015 Board Committees: Compensation Committee (Chair) Independent: Yes
Since April 2008, Mr. Marsh has served as President and Chief Executive Officer of Plug Power Inc., an alternative energy technology provider engaged in the design, development, manufacture, and commercialization of fuel cell systems for the industrial off-road markets worldwide. Previously, Mr. Marsh was a co-founder of Valere Power (“Valere”), where he served as Chief Executive Officer and a board member from Valere’s inception in 2001 through its sale to Eltek ASA in 2007. Prior to founding Valere, Mr. Marsh spent almost 18 years with Lucent Bell Laboratories in a variety of sales and technical management positions. Mr. Marsh is a prominent voice leading the hydrogen and fuel cell industry. Nationally,
Mr. Marsh previously served the Chairman of the Fuel Cell and Hydrogen Energy Association and served as a member of the Hydrogen and Fuel Cell Tactical Committee. We believe Mr. Marsh’s qualifications to sit on our Board include his years of experience as an executive in the alternative energy industry.

JAIME GUILLEN
Director Age: 63 Director Since: August 2021 Board Committees: Audit Committee (Chair) Independent: Yes
Since 2014, Mr. Guillen has served as a Managing Partner at Faros Infrastructure Partners LLC, an investment firm with offices in United Kingdom, United States and Mexico. Mr. Guillen is also the Head of Asset Management for Mexico Infrastructure Partners and has approximately 30 years of experience in equity investments, project finance, project development, commercial contract negotiations, and company operations in a variety of sectors including energy, transport, natural resources, private equity and fund management. Earlier in his career, Mr. Guillen worked for major international firms including as Chief Executive Officer of Alterra Partners, Managing Director for Bechtel Enterprises and as a Vice President of Bechtel Financing Services. Mr. Guillen currently serves as the Chairman of the Board of Directors of Polaris Infrastructure Inc. (TSX: PIF), a Toronto-based publicly listed company engaged in the operation, acquisition and development of renewable energy projects in Latin America. We believe
Mr. Guillen’s qualifications to sit on our Board include his years of experience as an executive and involvement in project finance.

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PROPOSAL 2 AMENDMENT AND RESTATEMENT OF THE GEVO, INC. AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN
On April 8, 2025, the Board, upon the recommendation of the Compensation Committee, approved an amendment and restatement of the Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan (as amended and restated, the “2010 Plan”), subject to stockholder approval at the Annual Meeting, to increase the number of shares reserved for issuance under the 2010 Plan by 15,000,000 shares. The Board is asking stockholders to approve the amendment and restatement of the 2010 Plan (the “Amended 2010 Plan”).
As of March 25, 2025, there were 3,001,469 shares available for issuance under the 2010 Plan, which the Board believes is insufficient to meet the Company’s business objectives and strategies. We are seeking stockholder approval of the Amended 2010 Plan to increase the number of shares available for grant by 15,000,000 shares, which will enable us to have an equity incentive program that allows us to compete with our peer group for key talent. Approval of the Amended 2010 Plan by our stockholders will allow us to grant stock options, restricted stock awards, restricted stock unit awards and other awards at levels determined appropriate by our Board or Compensation Committee in order to secure and retain the services of our employees, directors and consultants, and to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders. The Board believes that the future success of the Company depends, in large part, upon our ability to attract, retain and motivate key employees and that the granting of equity awards serves as an important factor in retaining key employees.
Why You Should Vote to Approve the Amended 2010 Plan
Equity Awards Are an Important Part of Our Compensation Philosophy
As part of our human capital management strategy, we believe that a broad-based equity compensation program is essential to attract, retain and motivate people with the necessary talent and experience and to provide additional incentive to achieve our short- and long-term business objectives. We believe that our equity program creates a strong link between our employees and our stockholders’ interests. Equity compensation promotes an employee ownership culture, motivates employees to create stockholder value and, because the awards are typically subject to vesting and other conditions, promotes a focus on long-term value creation.
Our Board and Compensation Committee believe we must continue to offer competitive equity compensation packages in order to attract and motivate the talent necessary for our continued growth and success in an industry that increasingly relies on equity compensation as a key component of overall employee compensation. The Board and Compensation Committee further believe that the shares currently available for future grant under the 2010 Plan will be insufficient to meet our anticipated retention and recruiting needs. The Amended 2010 Plan will allow us to continue to utilize equity awards as long-term incentives to secure and retain the services of our employees, directors and consultants, consistent with our compensation philosophy and common compensation practices for our industry. We expect to hire additional employees to help us continue to grow as a company and thus, will need to be able to attract talent and be able to use equity compensation to do so. Therefore, our Board believes that the Amended 2010 Plan is in the best interests of our business and our stockholders and unanimously recommends a vote in favor of this Proposal 2.
The Size of Our Share Reserve Request is Reasonable and We Manage Our Equity Use Responsibly
Our compensation philosophy reflects broad-based eligibility for equity awards. However, we recognize that equity awards dilute existing stockholders, and, therefore, we are mindful to responsibly manage the

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growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve relative to our industry and broader market norms to ensure that we maximize stockholders’ value by granting the appropriate number of equity awards necessary to attract, reward, and retain employees, directors and consultants.
Shares of common stock subject to outstanding awards and shares of common stock reserved for future grants remaining under the 2010 Plan (excluding the proposed 15,000,000 share increase) constitute approximately 10.1% as a percentage of the Company’s common stock outstanding as of March 25, 2025. Shares of common stock subject to outstanding awards and shares of common stock reserved for future grants remaining under the Amended 2010 Plan (including the proposed 15,000,000 share increase) would constitute approximately 16.3% as a percentage of the Company’s common stock outstanding as of March 25, 2025.
At this time, we expect that the additional 15,000,000 shares for which we are seeking stockholder approval will be sufficient for our equity compensation program for approximately the next two years.
The proposed increase in the authorized shares was determined by comparing our past equity incentive grants to key employees and newly hired employees to our current hiring and retention plan, past equity incentive grants to our independent directors, planned grants to certain key employees as a retention tool, contracted fair value amounts included in the employment agreements of certain of our executive officers, planned grants to our independent directors as a component of their compensation, and the current trading price of our common stock.
As of March 25, 2025, approximately 177 persons were eligible to receive awards under the 2010 Plan, including our named executive officers and our non-employee directors. On March 25, 2025, the closing price of the Company’s common stock was $1.25 per share.
Summary Description of Amended 2010 Plan
The following is a brief description of the Amended 2010 Plan. A copy of our Amended 2010 Plan is attached as Appendix A to this proxy statement and is incorporated herein by reference. The following description of the Amended 2010 Plan is a summary of certain important provisions and does not purport to be a complete description of the Amended 2010 Plan. Please see Appendix A for more detailed information.
Background
The Amended 2010 Plan was established for the following purposes: (i) to enhance the Company’s ability to attract highly qualified personnel; (ii) to strengthen its retention capabilities; (iii) to enhance the long-term performance and competitiveness of the Company; and (iv) to align the interests of plan participants with those of the Company’s stockholders.
Although the amount and nature of future awards have not yet been determined, the Amended 2010 Plan authorizes discretionary awards in the form of stock options, SARs, restricted shares or units, unrestricted shares, deferred share units, performance awards and dividend equivalent rights.
Share Reserve
Subject to Section 3(b) and Section 13 in the Amended 2010 Plan, the aggregate number of shares which may be issued pursuant to awards under the Amended 2010 Plan is the sum of  (i) 52,980,074 shares, plus (ii) any shares of common stock that are subject to awards under the Gevo, Inc. 2006 Omnibus Securities and Incentive Plan (the “2006 Plan”) as of February 8, 2011 that subsequently expire, or are forfeited, cancelled, settled or become unexercisable without the issuance of shares. Any shares of our common stock subject to an award under the Amended 2010 Plan will again be available for future awards if the shares for any reason will never be issued to a participant pursuant to the award (for example, due to its settlement in cash rather than in shares) or if the award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder, or if shares are issued under the Amended 2010 Plan to a participant

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pursuant to an award and thereafter are forfeited to the Company. The following shares will not become available for subsequent awards under the Amended 2010 Plan: (i) shares tendered by a participant as full or partial payment to the Company upon exercise of stock options, (ii) shares reserved for issuance upon grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs, and (iii) shares withheld by, or otherwise tendered to, the Company to satisfy a participant’s tax withholding liabilities with respect to an award. Notwithstanding the other provisions to the contrary, the maximum number of shares of common stock that may be issued upon the exercise of incentive stock options shall equal 3,000,000 shares, as such number may be adjusted pursuant to the Amended 2010 Plan. In addition, notwithstanding anything to the contrary in the Amended 2010 Plan, the value of all awards awarded under the Amended 2010 Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $1,000,000.
Administration
Administration of the Amended 2010 Plan will be carried out by our Compensation Committee; provided that our Board may act in lieu of the Compensation Committee at any time. Either our Compensation Committee or our Board may delegate its authority under the Amended 2010 Plan to one or more officers but it may not delegate its authority with respect to making awards to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As used in this summary, the term administrator means the Compensation Committee, or the Board or its delegate if acting in lieu of the committee. The Amended 2010 Plan provides that we and our affiliates will indemnify members of the administrative committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the Amended 2010 Plan. The Amended 2010 Plan will release these individuals from liability for good faith actions associated with the Amended 2010 Plan’s administration.
Subject to the terms of the Amended 2010 Plan, the administrator has express authority to determine the eligible persons who will receive awards, the number of shares of our common stock to be covered by each award, and the terms and conditions of awards. The administrator has broad discretion to prescribe, amend and rescind rules relating to the Amended 2010 Plan and its administration, to interpret and construe the Amended 2010 Plan and the terms of all award agreements, and to take all actions necessary or advisable to administer the Amended 2010 Plan. Within the limits of the Amended 2010 Plan, the administrator may accelerate the vesting of any awards, allow the exercise of unvested awards, and may modify, replace, cancel or renew any awards. In addition, the administrator may buy-out, or replace, any award, including a stock option or SAR having an exercise price that is above the current fair market value of the underlying shares, with stockholder approval being generally required if options or SARs are granted or modified as part of a re-pricing.
Except in connection with awards that are substituted as a condition of the Company’s or an affiliate’s acquiring another entity, awards that may be settled only in cash, or an adjustment for certain changes in capitalization, no portion of an award granted on or after May 22, 2023 under the Amended 2010 Plan may vest before the first anniversary of the date of grant, subject to earlier vesting in whole or in part in connection with a change in control or upon a participant’s death or disability; provided, however, that the Company may grant awards with respect to up to five percent (5%) of the number of shares authorized for issuance under the Amended 2010 Plan without regard to this minimum vesting requirement. The administrator may accelerate the vesting or exercisability of an award in circumstances other than a change in control or a participant’s death or disability, provided that such acceleration does not cause an award that is subject to this minimum vesting requirement to vest or become exercisable prior to the first anniversary of the date of grant.

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Types of Awards
The administrator may grant options that are intended to qualify as incentive stock options, which we refer to as ISOs, only to employees, and may grant all other awards to any eligible persons, which includes consultants, directors, employees and non-employees to whom an offer of employment has been or is being extended. Stock options granted under the Amended 2010 Plan will provide award recipients, or participants, with the right to purchase shares of our common stock at a predetermined exercise price. The administrator may grant stock options that are intended to qualify as ISOs or that are not intended to so qualify, which we refer to as Non-ISOs. The Amended 2010 Plan also provides that ISO treatment may not be available for stock options that become first exercisable in any calendar year to the extent the value of the shares that are the subject of the stock option exceed $100,000, based upon the fair market value of the shares of our common stock on the option grant date.
A SAR generally permits a participant who receives it to receive, upon exercise, cash and/or shares of our common stock equal in value to the excess of the fair market value, on the date of exercise, of the shares of our common stock with respect to which the SAR is being exercised, over the exercise price of the SAR for such shares. The administrator may grant SARs in tandem with options, or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage.
The exercise price of ISOs, Non-ISOs and SARs may not be less than 100% of the fair market value, on the grant date, of the shares of our common stock subject to the award, although the exercise price of ISOs may not be less than 110% of such fair market value for participants who own more than 10% of our shares of common stock on the grant date. To the extent vested and exercisable in accordance with the agreement granting them, a stock option or SAR may be exercised in whole or in part, and from time to time during its term, subject to earlier termination relating to a holder’s termination of employment or service. With respect to stock options, unless otherwise provided in an award agreement, payment of the exercise price may be made in any of the following forms, or combination of them: cash or check in US dollars, certain shares of our common stock or a cashless exercise under a program the administrator approves.
The term over which participants may exercise stock options and SARs may not exceed 10 years from the date of grant; five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of our outstanding shares of common stock. During the term of the Amended 2010 Plan, no participant may receive stock options and SARs that relate to more than 20% of the maximum number of shares of our common stock that are authorized for awards under the Amended 2010 Plan. During any calendar year, no participant may receive ISOs or awards in the aggregate (including ISOs) that relate to more than 20% of the maximum number of shares of our common stock that are authorized for awards under the Amended 2010 Plan.
Under the Amended 2010 Plan, the administrator may grant restricted stock that is forfeitable until certain vesting requirements are met, may grant restricted stock units (“RSUs”), which represent the right to receive shares of our common stock after certain vesting requirements are met (or cash under certain circumstances), and may grant a limited number of unrestricted shares as to which the participant’s interest is immediately vested. For restricted awards, the Amended 2010 Plan provides the administrator with discretion to determine the terms and conditions under which a participant’s interests in such awards become vested. The Amended 2010 Plan also authorizes awards of deferred share units in order to permit certain directors, officers, consultants or select members of management to defer their receipt of compensation that would otherwise be payable in cash or shares of our common stock, including shares that would otherwise be issued upon the vesting of restricted stock and RSUs. Deferred share units represent a future right to receive shares of our common stock.
Under the Amended 2010 Plan, the administrator may grant performance-based awards, including performance units. Performance awards will vest and/or become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, us, or any affiliate. Performance awards will be payable in shares of common stock, cash or some combination of the two, subject to an individual participant limit, per performance period, of  $2,000,000 (for performance units to

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be settled in cash) and 20% of the maximum number of shares of our common stock that are authorized for awards under the Amended 2010 Plan. The administrator will decide the length of performance periods.
The Amended 2010 Plan requires that the administrator specify in writing the performance period to which the award relates, and an objective formula by which to measure whether and the extent to which the award is earned on the basis of the level of performance achieved with respect to one or more performance measures.
Each performance measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by us, or such other standard applied by the administrator. Performance measures may vary from performance period to performance period, and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative.
As a condition to the issuance of shares of our common stock pursuant to awards, the Amended 2010 Plan requires satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the award or the issuance of shares of our common stock.
Finally, the Amended 2010 Plan authorizes the awarding of dividend equivalent rights to any eligible person. These rights may be independent of other awards, or attached to awards (other than stock options and SARs), and in all cases represent the participant’s right to receive cash payments or additional awards related to any dividends that we declare and pay to our stockholders during the term of the dividend equivalent right. Unless an award agreement provides otherwise, the distributions attributable to dividend equivalent rights that are attached to other awards shall occur when shares of our common stock are issued to settle the underlying award.
Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the administrator permits lifetime transfers to charitable institutions, certain family members, or related trusts, or as otherwise approved by the administrator.
Adjustments of Awards
The administrator will equitably adjust the number of shares covered by each outstanding award, and the number of shares that have been authorized for issuance under the Amended 2010 Plan but as to which no awards have yet been granted, or that have been returned to the Amended 2010 Plan upon cancellation, forfeiture, or expiration of an award, as well as the exercise or other price per share covered by each such outstanding award, the limit on the number of shares that may be issued on the exercise of incentive stock options, and individual award limits, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares of our common stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by us. In the event of any such transaction or event, the administrator may provide in substitution for any or all outstanding options under the Amended 2010 Plan such alternative consideration, including securities of any surviving entity, as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. In any case, such substitution will not require the consent of any person who is granted awards pursuant to the Amended 2010 Plan.
Change in Control
In the event of a change in control, as defined in the Amended 2010 Plan, the administrator may in its sole and absolute discretion and authority, without obtaining the approval or consent of our stockholders or any participant with respect to his or her outstanding awards, except to the extent an award agreement or employment-related agreement provides otherwise, take one or more of the following actions: (i) arrange for or otherwise provide that each outstanding award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (ii) accelerate the vesting of awards for any period, so that awards shall vest (and, to the

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extent applicable, become exercisable) as to the shares of our common stock that otherwise would have been unvested and provide that our repurchase rights with respect to shares of our common stock issued upon exercise of an award shall lapse as to the shares of our common stock subject to such repurchase right; (iii) arrange or otherwise provide for payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards; (iv) terminate all or some awards, provided that the administrator shall provide for vesting of such awards in full as of the date immediately prior to consummation of the change in control; or (v) make such other modifications, adjustment or amendments to outstanding awards or the Amended 2010 Plan as the administrator deems necessary or appropriate.
Unless an award agreement or employment-related agreement provides otherwise, in the event a participant holding an award assumed or substituted by the successor corporation in a change in control is involuntarily terminated, as defined in the Amended 2010 Plan, by the successor corporation in connection with, or within 12 months following consummation of, the change in control, then any assumed or substituted award held by the terminated participant at the time of termination shall accelerate and become fully vested and exercisable in full in the case of options and SARs, and any repurchase right applicable to any shares of our common stock shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the participant’s termination.
Finally, if we dissolve or liquidate other than as part of a change in control, all awards will immediately terminate, subject to the ability of the administrator to exercise any discretion that the administrator may exercise in the case of a change in control.
Recoupment of Awards
Unless otherwise specifically provided in an award agreement, and to the extent permitted by applicable law, the administrator may, in its sole and absolute discretion, without obtaining the approval or consent of the Company’s stockholders or of any participant, require that any participant reimburse the Company for all or any portion of any awards granted under the Amended 2010 Plan, or the administrator may require the termination or rescission of, or the recapture associated with, any award, as and to the extent provided for in the Amended 2010 Plan.
In addition, all awards granted under the Amended 2010 Plan will be subject to recoupment in accordance with the Company’s clawback or recoupment policy, as may be adopted and/or amended from time to time, including any such policy that the Company is required to adopt (and/or amend) pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.
Term
If not sooner terminated by our Board, the Amended 2010 Plan will terminate on May 21, 2035. Our Board may from time to time, amend, alter, suspend, discontinue, or terminate the Amended 2010 Plan; provided that no amendment, suspension or termination of the Amended 2010 Plan shall materially and adversely affect awards already granted unless it relates to an adjustment pursuant to certain transactions that change our capitalization or it is otherwise mutually agreed between the participant and the administrator. An amendment will not become effective without the approval of our stockholders if it either allows for a “re-pricing” within the meaning of federal securities laws, or increases the number of shares of common stock that may be reserved for issuance under the Amended 2010 Plan (other than changes to reflect certain corporate transactions and changes in capitalization as described above). Notwithstanding the foregoing, the administrator may amend the Amended 2010 Plan to comply with changes in tax or securities laws or regulations, or in the interpretation thereof.

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U.S. Federal Income Tax Information
The following is a brief summary of the material U.S. federal income tax consequences of the Amended 2010 Plan generally applicable to the Company and to participants in the Amended 2010 Plan who are U.S. citizens or residents for U.S. federal income tax purposes. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.
Nonqualified Stock Options (Non-ISOs)
A participant generally will not recognize taxable income upon the grant or vesting of a Non-ISO. Upon the exercise of a Non-ISO, a participant generally will recognize ordinary compensation income in an amount equal to the spread at exercise (i.e., the excess of the fair market value of the shares underlying the Non-ISO on the date of exercise over the exercise price of the Non-ISO). When a participant sells the shares received upon the exercise of a Non-ISO, the participant will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount realized on the sale of the shares and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the Non-ISO. Any capital gain or loss will be long-term if the participant held the stock for more than one year or otherwise will be short-term.
Incentive Stock Options (ISOs)
A participant generally will not recognize taxable income upon the grant, vesting or exercise of an ISO, except that the alternative minimum tax may apply. If a participant sells or otherwise disposes of the shares acquired upon exercise of an ISO after the later of: (a) one year from the date the participant exercised the ISO, and (b) two years from the grant date of the ISO (i.e., the “required holding periods”), the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the sale or disposition and the exercise price of the ISO. If a participant sells or otherwise disposes of shares acquired upon exercise of an ISO before the end of the required holding periods, the sale or disposition will constitute a “disqualifying disposition,” and the participant generally will recognize ordinary compensation income in the year of sale or disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the ISO (or, if less, the excess of the amount realized on the sale or disposition of the shares over the exercise price of the ISO). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.
Stock Appreciation Rights (SARs)
A participant generally will not recognize taxable income upon the grant or vesting of a SAR. Upon the exercise of a SAR, a participant generally will recognize ordinary compensation income in an amount equal to the cash, or the fair market value of any shares, received in respect of the SAR. With respect to any shares received, upon a sale of the shares, a participant generally will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount realized on the sale of the shares and the tax basis of the shares. The tax basis of the shares generally will be equal to the value of the shares on the date received. Any capital gain or loss will be long-term if the participant held the stock for more than one year or otherwise will be short-term.
Restricted Shares
A participant generally will not recognize taxable income upon the grant of unvested restricted shares. Instead, the participant will recognize ordinary compensation income at the time the shares become vested equal to the difference between the fair market value of the shares and any amount paid by the

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participant for such shares, unless the participant made an election under Section 83(b) of the Code (a “Section 83(b) election”) to be taxed at the time of grant. If a participant makes a Section 83(b) election with respect to restricted shares, the participant will recognize ordinary compensation income at the time of grant equal to the difference between the fair market value of the shares on that date and any amount paid by the participant for the shares. If the election is made, the participant will not be allowed a deduction for any income recognized with respect to shares that are subsequently required to be forfeited to the Company. Any dividends received with respect to an unvested restricted share award for which a Section 83(b) election has not been made will be treated as ordinary compensation income, rather than dividend income, when received by the participant. If a Section 83(b) election is made with respect to restricted shares, any dividends received generally will be treated as dividend income, which may be subject to tax at reduced rates. Upon a sale of shares received, the participant generally will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount realized on the sale of the shares and the participant’s tax basis in the shares, which generally is equal to the amount paid for the shares, plus any ordinary compensation income recognized by the participant. Any capital gain or loss will be long-term if the participant held the stock for more than one year or otherwise will be short-term. A participant’s holding period for the shares generally begins at the time the participant recognizes income with respect thereto.
Restricted Stock Units (RSUs)
A participant generally will not recognize taxable income upon the grant of an RSU award (including an RSU subject to performance-based requirements). Instead, upon the delivery of shares or cash pursuant to an RSU award, the participant will recognize ordinary compensation income equal to the fair market value of the shares or the amount of cash received. Upon a sale of any shares received, the participant will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount realized on the sale of shares and the participant’s tax basis in the shares, which generally is equal to the fair market value of the shares on the date of transfer to the participant. Any capital gain or loss will be long-term if the participant held the stock for more than one year or otherwise will be short-term.
Unrestricted Shares
A participant generally will recognize ordinary compensation income upon receipt of unrestricted shares in an amount equal to the difference between the fair market value of the shares and any amount paid by the participant for such shares. Upon a sale of any shares received, the participant will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount realized on the sale of shares and the participant’s tax basis in the shares, which generally is equal to the fair market value of the shares on the date of transfer to the participant. Any capital gain or loss will be long-term if the participant held the stock for more than one year or otherwise will be short-term.
Deferred Share Units
A participant generally will not recognize taxable income upon the grant of a deferred share unit award. Upon the settlement of such an award, the participant generally will recognize ordinary compensation income in the year of settlement in an amount equal to the fair market value of any shares received in respect of the deferred share unit. Upon a sale of any shares received, the participant will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount realized on the sale of shares and the participant’s tax basis in the shares, which generally is equal to the fair market value of the shares on the date of transfer to the participant. Any capital gain or loss will be long-term if the participant held the stock for more than one year or otherwise will be short-term.
Cash-Settled Awards
A participant generally will recognize ordinary compensation income upon receipt of cash pursuant to a cash performance award or other cash-settled award.

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PROPOSAL 2 AMENDMENT AND RESTATEMENT OF THE GEVO, INC. AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN
Dividend Equivalent Rights
A participant generally will recognize ordinary compensation income upon receipt of cash or shares pursuant to a dividend equivalent right. With respect to any shares received, upon a sale of the shares, the participant will recognize capital gain or loss equal to the sales proceeds less the participant’s tax basis in the stock, which generally is equal to the value of the stock on the date received. Any capital gain or loss will be long-term if the participant held the stock for more than one year or otherwise will be short-term.
Tax Consequences to the Company
In general, subject to certain limitations under the Code (including under Sections 280G and 162(m)), if a participant recognizes ordinary compensation income in connection with the grant, exercise, vesting or disposition of an award, the Company will be entitled to a corresponding deduction equal to the amount of the income recognized by the participant.
Tax Withholding
The Company is authorized to deduct or withhold from any award granted or payment due under the Amended 2010 Plan, or require a participant to remit, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. The Company is not required to issue any shares or otherwise settle an award under the Amended 2010 Plan until all tax withholding obligations are satisfied.
Plan Benefits
The granting of awards under the Amended 2010 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.
The following table sets forth, as of March 25, 2025, the equity awards that have been made under the 2010 Plan during 2024 to the individuals indicated below:
Name and Position	Stock Options Awarded in 2024	Dollar Value of Stock Options(1)	Restricted Stock Awards Granted in 2024	Dollar Value of Restricted Stock Awards(1)
Patrick R Gruber, Chief Executive Officer	1,195,000	$768,385	1,205,000	$856,350
L. Lynn Smull, Chief Financial Officer	405,500	$260,737	405,500	$287,905
Christopher M. Ryan, President and Chief Operating Officer	550,000	$390,500	560,000	$398,400
Paul D. Bloom, Chief Business Officer	475,000	$305,425	485,000	$345,150
Andrew L. Shafer, Chief Customer, Marketing and Brand Officer	202,500	$130,208	205,500	$143,775
All current executive officers as a group (7 persons)	3,052,273	$1,983,884	3,092,273	$2,224,350
All current non-executive directors as a group	1,572,473	$886,875	62,281	$73,500
All employees, including all non-executive officers, as a group	5,030,946	$3,280,396	5,676,353	$4,236,141

(1)
The grant date fair value of awards that are reported in these columns have been computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Stock Compensation”.

20      GEVO, INC. | 2025 PROXY STATEMENT

PROPOSAL 2 AMENDMENT AND RESTATEMENT OF THE GEVO, INC. AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN
Vote Required and Board Recommendation
Approval of this proposal will require the affirmative vote of the holders of a majority of in voting power the shares of our stock present in person, including by means of remote communication, or represented by proxy and entitled to vote at the Annual Meeting.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2010 PLAN.

   GEVO, INC. | 2025 PROXY STATEMENT      21

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and urges you to vote for the ratification of Deloitte & Touche LLP’s appointment. Deloitte & Touche LLP has served as our independent registered public accounting firm since the fiscal year ended December 31, 2024.
On June 3, 2024, after conducting a competitive process, the Audit Committee appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024. Also on June 3, 2024, we, with the approval of the Audit Committee, dismissed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm, effective immediately. Grant Thornton had served as our independent public accounting firm since 2016.
The reports of Grant Thornton on our financial statements as of and for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2023 and 2022, and in the subsequent interim period through June 3, 2024, there were (i) no “disagreements” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements, and (ii) no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness in our internal control over financial reporting, as previously reported in Part I. Item 4. “Controls and Procedures” in our quarterly report on Form 10-Q for the period ended September 30, 2023, as filed with the SEC on November 14, 2023, related to the ineffective design of internal controls to identify and evaluate the existence of, and accounting for, variable interest entities.
As reported in the above referenced quarterly report on Form 10-Q for the period ended September 30, 2023, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were not effective as of September 30, 2023 due to such material weakness. Our management and the Audit Committee are committed to maintaining a strong internal control environment and the material weakness was fully remediated as of December 31, 2023. The Company and the Audit Committee have discussed this reportable event with Grant Thornton and has authorized Grant Thornton to respond fully to the inquiries of Deloitte & Touche LLP concerning such material weakness.
During the fiscal years ended December 31, 2023 and 2022, and in the subsequent interim period through June 3, 2024, neither we nor anyone on our behalf consulted Deloitte & Touche LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Deloitte & Touche LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and Item 304(a)(1)(v) of Regulation S-K, respectively).
We provided Grant Thornton with a copy of the foregoing disclosure and requested that Grant Thornton provide the Company with a letter addressed to the SEC confirming their agreement with the disclosure contained herein concerning Grant Thornton. A copy of Grant Thornton’s letter was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on June 7, 2024.
In approving the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, the Audit Committee considered all relevant factors, including any non-audit services previously provided by Deloitte & Touche LLP to the Company.
Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our Second Amended and Restated Bylaws (“Bylaws”) or otherwise.

22      GEVO, INC. | 2025 PROXY STATEMENT

PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
However, the Board is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Board and the Audit Committee may, in their discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our Company and our stockholders.
We expect representatives of Deloitte & Touche LLP to virtually attend the Annual Meeting and be available to respond to appropriate questions by stockholders. Additionally, the representatives of Deloitte & Touche LLP will have the opportunity to make a statement if they so desire.
Principal Accountant Fees and Services
The following table presents the aggregate fees billed or accrued for professional services rendered by Deloitte & Touche LLP during the last fiscal year:
Type	2024
Audit Fees	$885,398
Audit-Related Fees	64,800
Tax Fees	547,189
All Other Fees	161,225
Total Fees	$1,658,612
Audit Fees — These fees are composed of professional services rendered for the audit of our annual financial statements, review of financial statements included in our registration statements and quarterly reports filed with the SEC, and services that are normally provided by the independent auditors in connection with other statutory and regulatory filings made by the Company during the fiscal year. Audit fees also include comfort letters, consents for other SEC filings and reviews of documents filed with the SEC.
Audit-Related Fees — These fees are composed of professional services rendered for audit planning.
Tax Fees — These fees are composed of professional services rendered for cost allocation items, tax credit related work and services related to mergers and acquisitions.
All Other Fees — These fees are composed of professional services rendered for contract reviews and work surrounding tax credits.
Audit Committee’s Pre-Approval Policies and Procedures
Before our independent registered public accounting firm is engaged by us to render audit or non-audit services, each such engagement is approved by our Audit Committee. From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. The Audit Committee pre-approved all services performed by, and audit fees paid to, our independent registered public accounting firm during the 2024 fiscal year.
Our Audit Committee may delegate the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm to one or more subcommittees (including a subcommittee consisting of a single member). Any approval of services by a subcommittee of our Audit Committee pursuant to this delegated authority is reported at the next meeting of our Audit Committee.

   GEVO, INC. | 2025 PROXY STATEMENT      23

PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Vote Required and Board Recommendation
Stockholder ratification of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority in voting power of the shares of our stock present in person, including by means of remote communication, or represented by proxy and entitled to vote at the Annual Meeting.
BOARD RECOMMENDATION
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

24      GEVO, INC. | 2025 PROXY STATEMENT

AUDIT COMMITTEE REPORT
The Audit Committee assists the Board with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the Company’s accounting policies, internal control over financial reporting and disclosure controls and procedures. Deloitte & Touche LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s financial statements.
We have reviewed and discussed with management and Deloitte & Touche LLP the Company’s audited financial statements. We discussed with Deloitte & Touche LLP the overall scope and plans of their audit. We met with Deloitte & Touche LLP, with and without management present, to discuss the results of its examinations, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
With regard to the fiscal year ended December 31, 2024, the Audit Committee has (i) reviewed and discussed with management the Company’s audited consolidated financial statements as of December 31, 2024, and for the year then ended; (ii) discussed with Deloitte & Touche LLP the matters required by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC; (iii) received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence; and (iv) discussed with Deloitte & Touche LLP their independence.
Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.
Respectfully submitted,
AUDIT COMMITTEE
Jaime Guillen, Chair
Mary Kathryn Ellet
Gary W. Mize
The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

   GEVO, INC. | 2025 PROXY STATEMENT      25

PROPOSAL 4 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote on a non-binding, advisory resolution, commonly known as a “say-on-pay” vote, to approve the compensation of our named executive officers as described in this proxy statement in the compensation tables in the section entitled “Executive Compensation” and any related narrative discussion contained in this proxy statement. This proposal gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program. While this stockholder vote on executive compensation is an advisory vote that is not binding on our Company or the Board, we value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions. The advisory vote to approve the compensation of our named executive officers requires the affirmative vote of the holders of a majority in voting power of the shares of our stock present, including by means of remote communication, or represented by proxy and entitled to vote at the Annual Meeting.
At our 2023 Annual Meeting of Stockholders, we provided our stockholders with an advisory vote regarding how frequently the Company will conduct future stockholder advisory votes to approve the compensation paid to our named executive officers. The holders of a majority in voting power of the shares of our stock present in person, including by means of remote communication, or represented by proxy and entitled to vote were voted in favor of an annual vote. Based on these results, the Board has determined to hold an annual advisory vote on the compensation paid to our named executive officers.
At our 2024 Annual Meeting of Stockholders, we held our previous vote on an advisory resolution to approve the compensation of our named executive officers. The compensation of our named executive officers reported in our 2024 proxy statement was approved by approximately 76.3% of the votes at the 2024 Annual Meeting of Stockholders. Our Board and the Compensation Committee believe this affirms our stockholders’ support of our approach to executive compensation. The Board and the Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for our named executive officers and will continue to reach out to stockholders to discuss our approach to executive compensation.
We encourage stockholders to read the sections titled “Compensation Discussion and Analysis” and “Executive Compensation” in this proxy statement, including the compensation tables and the related narrative disclosure, which describes the structure and amounts of the compensation of our named executive officers in fiscal year 2024. The compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment. The Compensation Committee and our Board believe that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our stockholders.
Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory and non-binding basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in this proxy statement.”
Vote Required and Board Recommendation
This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement. Approval of the above resolution requires the affirmative vote of the

26      GEVO, INC. | 2025 PROXY STATEMENT

PROPOSAL 4 ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
holders of a majority in voting power of the shares of our stock present in person, including by means of remote communication, or represented by proxy and entitled to vote at the Annual Meeting.
BOARD RECOMMENDATION
THE BOARD RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

   GEVO, INC. | 2025 PROXY STATEMENT      27

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
General
This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, the charters of the committees of our Board and our Code of Business Conduct and Ethics described below may be viewed on our website at https://investors.gevo.com/ under the heading “Governance.” Alternately, you can request a copy of any of these documents free of charge by writing to our Corporate Secretary, c/o Gevo, Inc., 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112.
Our Board has adopted Corporate Governance Guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of our Company and our stockholders. The Corporate Governance Guidelines are available for review on our website at https://investors.gevo.com/ under the heading “Governance.” These Corporate Governance Guidelines, which provide a framework for the conduct of our Board’s business, provide:
•
that the Board’s principal responsibility is to oversee the management of the Company (including human capital management);

•
criteria for Board membership;

•
that a majority of the members of the Board shall be independent directors;

•
limits on a director’s service on boards of directors of other public companies;

•
for the appointment of a lead independent director;

•
that the independent directors meet regularly in executive session;

•
that at least annually, the Board and its committees will conduct a self-evaluation;

•
that directors have complete access to all officers and employees; and

•
that the Board is charged with overseeing environmental, health, safety and sustainability matters of the Company, including those related to climate change, that are relevant to the Company’s activities and performance.

Director Independence
As required by Nasdaq listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. The Board consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of  “independent,” including those set forth in the applicable Nasdaq listing standards.
The Board has unanimously determined that all of our current directors, other than Patrick Gruber are “independent” directors as that term is defined by the Nasdaq listing standards. In making this determination, the Board has affirmatively determined, considering broadly all relevant facts and circumstances regarding each independent director, that none of the independent directors has a material relationship with us (either directly or as a partner, stockholder, officer or affiliate of an organization that has a relationship with us). In addition, based upon such standards, the Board determined that Mr. Gruber is not “independent” because he is our Chief Executive Officer.
Board Leadership Structure
The Board believes that its current independent Chairman structure is best for our Company and provides good corporate governance and accountability. The Board does not have a fixed policy regarding the separation of the roles of the Chairman of the Board and the Chief Executive Officer because it believes the Board should be able to freely select the Chairman based on criteria that it deems to be in the best interests of the Company and its stockholders. The functions of the Board are carried out by the full Board, and when delegated, by the Board committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company.

28      GEVO, INC. | 2025 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The Board has, determined that an independent director serving as Chairman is in the best interests of our stockholders at this time. This structure ensures a greater role of independent directors in the active oversight of our business, including risk management oversight, and in setting agendas and establishing Board priorities and procedures. This structure also allows the Chief Executive Officer to focus to a greater extent on the management of our day-to-day operations. The Board believes this split structure recognizes the time, effort, and energy the Chief Executive Officer is required to devote to the position in the current business environment, as well as the commitment required to serve as the Chairman. William H. Baum is the independent Chairman of our Board and Mr. Gruber is our Chief Executive Officer. The Board believes that the current structure of a separate Chairman and Chief Executive Officer is the optimum structure for the Company at this time.
Board Role in Risk Oversight
The risk oversight function of the Board is carried out by both the full Board and the committees of the Board. The Board regularly reviews information regarding environmental, health and, safety and sustainability concerns as well as our credit, liquidity and operations, and the risks associated with each.
Audit Committee
Meets periodically with management to discuss our major financial and operating risk exposures and the steps, guidelines and policies taken or implemented relating to risk assessment and risk management. The Audit Committee also reviews cybersecurity risks and receives regular reports from our Chief People Officer on carious cybersecurity matters, including risk assessments, mitigation strategies, areas of emerging risks incidents and industry trends, and other areas of importance.

The Compensation Committee	Responsible for overseeing the management of risks relating to our executive compensation plans and arrangements.
Nominating and Corporate Governance Committee	Manages risks associated with the independence of the Board, potential conflicts of interest and risks associated with succession planning for the Company’s management.
While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is informed about such risks by the committees.
Board Meetings and Annual Stockholders Meetings
The Board is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board and the Board committees. Regular communications between our directors and management also occur apart from meetings of the Board and Board committees. During 2024, there were 8 meetings of the Board. Each director attended at least 75% of the aggregate number of the total number of meetings of the Board (held during the period for which he or she has been a director) and the total number of meetings of the Board committees on which he or she served (during the periods that he or she served). While we do not have a formal policy requiring our directors to attend stockholder meetings, directors are invited and encouraged to attend all meetings of stockholders. Mr. Amorelli, Ms. Battershell, Mr. Baum, Mr. Guillen, Mr. Gruber and Mr. Mize attended the 2024 Annual Meeting of Stockholders.
Information Regarding Board Committees
Our Board has established a standing Audit Committee, a standing Compensation Committee and a standing Nominating and Corporate Governance Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. All three committees operate under written charters adopted by our Board, each of which is available on our website at https://investors.gevo.com/

   GEVO, INC. | 2025 PROXY STATEMENT      29

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
under the heading “Governance.” The following table provides membership as of April 9, 2025 and meeting information for 2024 for each of the Board committees.
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Angelo Amorelli		●
Carol J. Battershell		●
William H. Baum			C
Mary Kathryn Ellet	●
Patrick R. Gruber
Jaime Guillen	C
Andrew J. Marsh		C
Gary W. Mize	●		●
Total Meetings Held in 2024	5	5	5
C Committee Chair   ● Member
Below is a description of each committee of our Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

30      GEVO, INC. | 2025 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Audit Committee
Members: • Jaime Guillen (Chair) • Mary Kathryn Ellet • Gary W. Mize	Each of the members of our Audit Committee is a non-employee member of our Board. Our Board has determined that all members of our Audit Committee meet the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has further determined that Mr. Guillen is an audit committee financial expert, as that term is defined under the applicable rules of the SEC, and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq, a copy of which can be found on our website at https://investors.gevo.com/ under the heading “Governance.” On an annual basis, the Audit Committee reviews and evaluates its written charter and the performance of the committee and its members, including compliance of the committee with its written charter.
Meetings During 2024:

Five.
Key Responsibilities:

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee appoints the independent registered public accounting firm; evaluates the independent registered public accounting firm’s qualifications, independence and performance; determines the engagement of the independent registered public accounting firm; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law; reviews our consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC; reviews our critical accounting policies and estimates; and annually reviews the Audit Committee charter and the committee’s performance. As noted above, the Audit Committee also reviews cybersecurity risks and receives regular reports from our Chief People Officer on various cybersecurity matters, including risk assessments, mitigation strategies, areas of emerging risks, incidents and industry trends, and other areas of importance.

   GEVO, INC. | 2025 PROXY STATEMENT      31

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
COMPENSATION COMMITTEE
Members: • Andrew J. Marsh (Chair) • Angelo Amorelli • Carol J. Battershell
Each of the members of our Compensation Committee is a non-employee member of our Board. Mr. Marsh serves as the Chair of the Compensation Committee. Our Board has determined that each of the members of our Compensation Committee is an independent or outside director under the applicable rules and regulations of the SEC, Nasdaq and the Internal Revenue Code of 1986, as amended, relating to Compensation Committee independence. The Board also considered whether any member of the Compensation Committee has a relationship to us which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by us to such director, and whether such director is affiliated with us, one of our subsidiaries or an affiliate of one of our subsidiaries. The Board concluded that there are no business relationships that would interfere with the exercise of independent judgment by any of the members of our Compensation Committee.
The Compensation Committee operates under a written charter, a copy of which can be found on our website at https://investors.gevo.com/ under the heading “Governance.” On an annual basis, the Compensation Committee reviews and evaluates its written charter and the performance of the committee and its members, including compliance of the committee with its written charter.

Meetings During 2024:

Five.
Key Responsibilities:

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. The Compensation Committee, which is comprised of independent directors, approves all issuances of stock options and other awards under our equity incentive plans. The Committee may form and delegate authority to subcommittees, as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board to grant stock awards under the Company’s equity incentive plans to persons who are not then subject to Section 16 of the Exchange Act.

32      GEVO, INC. | 2025 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Members: • William H. Baum (Chair) • Gary W. Mize	Each of the members of our Nominating and Corporate Governance Committee is a non-employee member of our Board. Mr. Baum serves as the Chair of the Nominating and Corporate Governance Committee. Our Board has determined that each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of the SEC and Nasdaq relating to Nominating and Corporate Governance Committee independence. The Nominating and Corporate Governance Committee operates under a written charter, a copy of which can be found on our website at https://investors.gevo.com/ under the heading “Governance.” On an annual basis, the Nominating and Corporate Governance Committee reviews and evaluates its written charter and the performance of the committee and its members, including compliance of the committee with its written charter.
Meetings During 2024:

Five.
Key Responsibilities:

The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies, reporting and making recommendations to our Board concerning governance matters, overseeing our environmental, social and governance (ESG) matters, overseeing our talent management and overseeing our health and safety matters.
Consideration of Director Nominees
Director Qualifications
There are no specific minimum qualifications that the Board requires to be met by a director nominee recommended for a position on our Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The Nominating and Corporate Governance Committee considers a potential director candidate’s experience, areas of expertise and other factors relative to the overall composition of our Board and its committees, including the following characteristics: experience, judgment, commitment (including having sufficient time to devote to the Company), skills, diversity and expertise appropriate for the Company. In assessing potential directors, the Nominating and Corporate Governance Committee may consider the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability in various areas.
Stockholder Nominations
The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether a candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering a written recommendation to the Nominating and Corporate Governance Committee, c/o Gevo, Inc., 345 Inverness

   GEVO, INC. | 2025 PROXY STATEMENT      33

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Drive South, Building C, Suite 310, Englewood, Colorado 80112, Attn: Corporate Secretary, by the time period set forth in our Bylaws. See “Stockholder Proposals and Director Nominations.”
Each written recommendation must set forth, among other information as set forth in our Bylaws:
•
the name and address of the stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•
the class, series and number of shares of common stock of the Company, and any convertible securities of the Company, that are beneficially owned by the stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•
any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•
any proxy, agreement, arrangement, understanding or relationship pursuant to which such stockholder of record and any beneficial owner on whose behalf the nomination is being made has or shares a right to vote any shares of any class or series of the Company;

•
any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•
a representation that such stockholder of record is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate such proposed director;

•
the proposed director candidate’s name, age, business address and residential address;

•
complete biographical information for the proposed director candidate, including the proposed director candidate’s principal occupation or employment and business experience for at least the previous five years;

•
the class and number of shares of common stock of the Company that are beneficially owned by the proposed director candidate and any convertible securities of the Company that are beneficially owned by the director candidate as of the date of the written recommendation;

•
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any such nominating stockholder, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert (as defined in the Bylaws), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such nominating stockholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant;

•
a completed and signed questionnaire, representation and agreement from the director candidate, as further described in our Bylaws; and

•
any other information relating to the proposed director candidate that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A promulgated under the Exchange Act.

Director candidate nominations from stockholders must be provided in writing and must include the written consent of each proposed nominee to serve as a director if so elected. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to director nominations.
If a proposed director candidate is recommended by a stockholder in accordance with the procedural requirements discussed above, the Corporate Secretary will provide the foregoing information to the Nominating and Corporate Governance Committee.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Evaluating Nominees for Director
Our Nominating and Corporate Governance Committee considers director candidates that are suggested by members of the committee, other members of our Board, members of management, advisors and our stockholders who submit recommendations in accordance with the requirements set forth in our Bylaws, as described above. Our Board has in the past engaged a third-party search firm to identify potential candidates for consideration by the Nominating and Governance Committee and election to our Board. The Nominating and Corporate Governance Committee may, in the future, retain third-party search firms to identify Board candidates on terms and conditions acceptable to the Nominating and Corporate Governance Committee to assist in the process of identifying or evaluating director candidates. The Nominating and Corporate Governance Committee evaluates all nominees for director using the same approach whether they are recommended by stockholders or other sources. The Nominating and Corporate Governance Committee reviews candidates for director nominees in the context of the current composition of our Board and committees, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers the director nominee’s qualifications, diversity, skills and such other factors as it deems appropriate given the current needs of the Board, the committees and the Company, to maintain a balance of knowledge, experience, diversity and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Board, the committees and the Company during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee will also determine whether the nominee must be independent for Nasdaq purposes, which determination will be based upon applicable Nasdaq listing standards and applicable SEC rules and regulations. Although we do not have a formal diversity policy, when considering diversity in evaluating director nominees, the Nominating and Corporate Governance Committee focuses on whether the nominees can contribute varied perspectives, skills, experiences and expertise to the Board.
The Nominating and Corporate Governance Committee will evaluate the proposed director’s candidacy, including proposed candidates recommended by stockholders, and recommend whether the Board should nominate the proposed director candidate for election by our stockholders.
Stockholder Communications with the Board
Any stockholder or interested party who desires to contact our Board, or specific members of our Board, may do so electronically by sending an email to the following address: directors@gevo.com. Alternatively, a stockholder may contact our Board, or specific members of our Board, by writing to: Gevo, Inc., 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112, Attn: Corporate Secretary. All such communications will be initially received and processed by the office of our Corporate Secretary.
Communications concerning accounting, audit, internal accounting controls and other financial matters will be referred to the Chair of the Audit Committee. Other matters will be referred to the Board, the non-employee directors or individual directors, as appropriate.
The Board has instructed the Corporate Secretary to review all communications so received and to exercise his discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters and personal grievances. However, any director may at any time request the Corporate Secretary to forward any and all communications received by the Corporate Secretary but not forwarded to the directors.
Code of Business Conduct and Ethics
Our Board has adopted a code of business conduct and ethics which applies to all of our employees, officers (including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions), directors and consultants. Among other things,

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
the code addresses business practices and principles of behavior that support our commitment to maintaining the highest standards of business conduct and ethics. The code also reflects our commitment to excellence in environmental, health, safety and sustainability practices and performance. The full text of our code of business conduct and ethics has been posted on our website at https://investors.gevo.com/ under the heading “Governance.” We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.
Stock Ownership Guidelines
Our Board believes that stock ownership by the Company’s directors and members of senior management better aligns their interests with those of our stockholders. Under the stock ownership guidelines established by the Board, each of the members of the Company’s senior management team and Board has ownership targets for common stock of our Company with an average market value equal to the following amounts for as long as he or she remains an executive officer or director:
Position	Stock Ownership Target
Chief Executive Officer	Five Times (5.0x) Base Salary
Other Senior Management (Senior Vice President or above)	Three Times (3.0x) Base Salary
Non-Employee Directors	Five Times (5.0x) Annual Cash Retainer
All individuals subject to these guidelines are expected to retain ownership of fifty percent (50%) of all stock received pursuant to equity incentive awards under the Company’s equity incentive plans (on an after-tax basis) until such individual’s applicable ownership level has been achieved. Each member of the senior management team is expected to meet the stock ownership guidelines within five years of the later of  (i) April 14, 2016, and (ii) the date of hire. Each member of the Board is expected to meet the stock ownership guidelines within five years of the later of  (i) April 14, 2016, and (ii) the date that he or she first becomes a member of the Board. All individuals subject to the guidelines were in compliance with the guidelines as of March 25, 2025, other than Mr. Baum due to low stock prices at the time of measurement.

36      GEVO, INC. | 2025 PROXY STATEMENT

DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
Consistent with the recommendation by our independent compensation consultant, our Board compensation policy provides for the following compensation to our non-employee directors:
Annual Equity Grant. Each non-employee director receives an annual equity grant under the Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”) in an amount valued at approximately $126,000, subject to approval by the Compensation Committee. The annual equity grants can be in the form of restricted stock or stock options in the Compensation Committee’s discretion and vest on the first anniversary of the grant date. Starting in 2025, annual equity grants will vest on the earlier of  (i) the next annual meeting of stockholders or (ii) the first anniversary of the grant date, to allow for ease of transitions.
Annual Cash Retainers. Each non-employee member of our Board receives an annual cash retainer of  $85,000, which is paid in arrears. The Chairman receives an additional annual cash retainer of  $50,000; the Chair of the Audit Committee receives an additional annual cash retainer of  $20,000; the Chair of the Compensation Committee receives an additional annual cash retainer of  $15,000; and the Chair of the Nominating and Corporate Governance Committee receives an additional cash retainer of  $10,000. Each member of a committee of the Board (other than the Chairs of such committees) receives an additional cash retainer of  $5,000 for each committee they participate on.
The Compensation Committee periodically reviews the compensation paid to non-employee directors to ensure that the compensation aligns the directors’ interests with the long-term interests of the stockholders. The Compensation Committee also considers whether the compensation paid to non- employee directors fairly compensates the Company’s directors when considering the work required in a company of the size and type of the Company. In addition, the Compensation Committee considers other relevant factors, including periodic independent market assessments, director recruitment considerations and peer group compensation for non-employee directors to determine whether the Company’s non-employee director compensation is reasonable and competitive. In connection with this review in 2024, effective after the 2024 Annual Meeting of Stockholders, upon recommendation by our compensation consultant after review of peer and market data, and approval by the Compensation Committee, the annual cash retainer for the Chairman was increased from $25,000 to $50,000 and the annual cash retainer for the Chair for the Audit Committee was increased from $15,000 to $20,000.
Each non-employee director is also reimbursed for reasonable travel and other expenses in connection with attending meetings of the Board and any committee on which he or she serves.
We do not compensate Mr. Gruber, our Chief Executive Officer, for his service on the Board.
2024 Director Compensation Table
The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2024:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Angelo Amorelli	$88,402	—	126,696	215,098
Carol J. Battershell	$94,511	—	126,696	221,207
William H. Baum	$132,500	—	126,696	259,196
Mary Kathryn Ellet(2)	$84,235	73,501	126,696	284,432
Jaime Guillen	$102,500	—	126,696	229,196
Andrew J. Marsh	$100,000	—	126,696	226,696
Gary W. Mize	$96,598	—	126,696	223,294

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DIRECTOR COMPENSATION

(1)
Represents the grant date fair value of stock options and restricted stock awards granted during 2024 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“FASB ASC 718”), excluding the effect of estimated forfeitures. For information regarding assumptions underlying the valuation of equity awards, see Note 14 to our consolidated financial statements included in our 2024 Annual Report.

(2)
Ms. Ellet joined the Board in January 2024 and received an award of  $73,501 in restricted stock, which represents a proportional award of restricted stock for the remainder of the year of service ending at the 2024 Annual Meeting of Stockholders and which vests on the first anniversary of the date of grant.

The aggregate number of stock option and restricted stock awards outstanding for each of our non- employee directors as of December 31, 2024 is as follows:
Name	Number of Vested Stock Options	Number of Unvested Stock Options	Number of Unvested Shares of Restricted Stock
Angelo Amorelli	—	224,639	—
Carol J. Battershell	—	224,639	—
William H. Baum	65,885	224,639	—
Mary Kathryn Ellet(1)	—	224,639	62,821
Jaime Guillen	65,885	224,639	—
Andrew J. Marsh	65,920	224,639	—
Gary W. Mize	65,920	224,639	—

38      GEVO, INC. | 2025 PROXY STATEMENT

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers, as of April 9, 2025:
Name	Age	Position(s)
Patrick R. Gruber	64	Chief Executive Officer and Director
Christopher M. Ryan	63	President and Chief Operating Officer
L. Lynn Smull	64	Chief Financial Officer
Paul D. Bloom	51	Chief Business Officer
Andrew L. Shafer	63	Chief Customer, Marketing and Brand Officer
Kimberly T. Bowron	55	Chief People and IT Officer
Davaajargal (Sylvia) Gendenjamts	53	Vice President, Accounting and Treasurer
Biographical information for Mr. Patrick R. Gruber is provided above in this proxy statement as part of Proposal 1 — Election of Directors.
Christopher M. Ryan has served as President and Chief Operating Officer of the Company since June 2011, having previously served the Company as its Chief Technology Officer from September 2012 through March 2021 and its Executive Vice President, Business Development between June 2009 and June 2011. Prior to joining the Company, he co-founded NatureWorks in 1997. Mr. Ryan served as Chief Operating Officer for NatureWorks from 2008 to 2009 and Chief Technology Officer for NatureWorks from 2005 to 2008, where he was involved in the development and commercialization of that company’s new bio- based polymer from lab-scale production in 1992 through the completion of a $300 million world-scale production facility. Prior to 1992, Mr. Ryan served for four years in Corporate R&D for HB Fuller Company, a specialty chemical company. He has over 25 years of experience in strategic leadership, business development and research and product development in bio-based materials.
L. Lynn Smull has served as Chief Financial Officer of the Company since December 2019. Prior to joining the Company, Mr. Smull served as Chief Financial Officer of One Energy Enterprises, a wind-powered electric generation developer, constructor and owner, from April 2018 to August 2019. From September 2016 to March 2018, he served as President of WElink Energy US, LLC, a solar-powered electric generation developer, constructor and owner. Prior to WElink Energy US, LLC, Mr. Smull served as Head of Foresight Group US, LLC, a renewable energy private equity investor from March 2015 to August 2016, and as a private equity investment consultant with LLS Consulting from April 2013 to March 2015. Mr. Smull has over 30 years of experience in capital raising, investing, lending and M&A while working for firms such as Table Rock Capital, Bechtel, Salomon Brothers, Bank of America and Calpine.
Paul D. Bloom has served as Chief Business Officer of the Company since February 2025, having previously served the Company as its Chief Carbon Officer and Chief Innovation Officer from September 2021 through February 2025 and as its Chief Technology Officer from March 2021 through September 2021. Prior to joining the Company, Mr. Bloom served as Vice President, Sustainable Materials for Archer-Daniels-Midland Company (“ADM”), a publicly-traded food processing and commodities trading company, from March 2020 until March 2021. From November 2013 through March 2020, Mr. Bloom served as Vice President, Process and Chemical Research at ADM and prior to that Mr. Bloom served in a series of commercial and technical roles of increasing responsibility at ADM between 2001 and 2013.
Andrew L. Shafer has served as Chief Customer, Marketing and Brand Officer since November 2023. Prior to joining the Company, Mr. Shafer served as the sole proprietor of Shafer’s Innovation and Business Building Services, a management consulting business, from February 2016 to October 2023. From November 2007 to January 2016, Mr. Shafer served as Executive Vice President responsible for Sales and Market Development, as well as Corporate Brand and Communications and Strategic Partnerships for Elevance Renewable Sciences , Inc. From December 2003 to November 2007, Mr. Shafer served as Business Development Manager for Cargill, Inc. From 1997 to December 2003, Mr. Shafer served as Commercial Director for Cargill Dow, LLC.

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EXECUTIVE OFFICERS
Kimberly T. Bowron has served as Chief People and IT Officer of the Company since November 2024, having previously served as the Chief People Officer from September 2021 through November 2024 and as its Chief Human Resources Officer from June 2021 until September 2021. Before joining the Company, from November 2018 to June 2021, Ms. Bowron was Director of Human Resources at Texas Petrochemicals Group (“TPC Group”), a private chemicals company. From 2017 to 2018, Ms. Bowron served as the Vice President of Human Resources at Health Consultants Incorporated, a private products and services company. From 2014 to 2016, Ms. Bowron served as Senior Vice President, Human Resources at Alert Logic, Inc., a privately held cyber security company, and from 2007 to 2014, she served as Chief Administrative Officer for Cadre Services Inc., a diversified oil field services company.
Davaajargal (Sylvia) Gendenjamts has served as the Vice President, Accounting and Treasurer of the Company since November 2024. Previously, Ms. Gendenjamts served as Director of Corporate Accounting for Pattern Energy Group, a private developer and operator of wind, solar, transmission, and energy storage projects. From 2017 to 2019, Ms. Gendenjamts served as Accounting Director for Hi-Crush Inc., a public provider of proppant and logistics services for hydraulic fracturing operations. From 2004 to 2017, Ms. Gendenjamts served as Corporate Accounting Manager for ENGIE North America Inc., a private clean energy company.

40      GEVO, INC. | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides information about our executive compensation program as it relates to the following “named executive officers” whose compensation information is presented in the tables and accompanying narratives following this discussion:
Name	Position(s)
Patrick R. Gruber	Chief Executive Officer
L. Lynn Smull	Chief Financial Officer
Paul D. Bloom	Chief Business Officer
Christopher M. Ryan	President and Chief Operating Officer
Andrew L. Shafer	Chief Customer, Marketing and Brand Officer
Introduction
Gevo, Inc. is a growth-oriented carbon abatement company that focuses on hard to decarbonize market sectors such as jet fuel, certain specialty fuels, on-road fuels, chemicals and materials, and certain products for the food chain such as protein and feeds made as co-products from our processes. Each of the market areas that Gevo focuses on have the common need for carbon-based products and are not conducive to full electrification or hydrogen. We produce and sell renewable, drop-in products for these sectors, and generate carbon abatement value through our plant design and business systems. Carbon abatement value can be valorized via Renewable Identification Numbers (“RINs”), state credits, Inflation Reduction Act (“IRA”) tax credits, and the value of Scope 3 greenhouse gas emissions for end customers. Gevo is primarily a project development, investment, and technology company, which also holds certain operating assets with the intent of generating cash flow.
Each of our named executive officers has years of experience at Gevo or in related industries and has an in-depth understanding of our business model and growth strategy. Having a highly engaged senior leadership team with the ability to successfully execute our business strategy will continue to be critical to our long-term goals and performance. To support the execution of our business model and our long-term success, we remain highly focused on developing and retaining talent within Gevo and maintaining robust succession planning practices.
Executive Summary
The primary objective of our executive compensation program is to incentivize executives to create long-term stockholder value by achieving strategic objectives, increasing profitability and maintaining a strong financial position. We have structured our compensation program to ensure executives are appropriately rewarded for exceptional performance while being held accountable for under performance. We achieve this through the use of restricted stock awards and performance-based stock options that vest over a 3-year period, which ties executive compensation to the Company’s long-term success. In addition, attracting and retaining superior executive talent is critical for knowledge continuity and ensuring organizational stability, which is important for good employee and customer relationships. We also believe that the strong interest in our industry has made our executive team highly sought after due to their years of experience in a unique and complicated area.

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COMPENSATION DISCUSSION AND ANALYSIS
2024 Company Performance
In 2024, our financial and business performance reflected continued growth, highlighted by the following:
•
In April 2024, we announced that our renewable natural gas subsidiary successfully remarketed the previously issued and currently outstanding Iowa Finance Authority Solid Waste Facility Revenue Bonds (Gevo NW Iowa RNG, LLC Renewable Natural Gas Project), Series 2021 (Green Bonds), which are tax exempt “Green Bond” private activity bonds the proceeds of which were used to finance construction of the renewable natural gas subsidiary’s operating and expanded renewable natural gas assets in Northwest Iowa.

•
In May 2024, we announced that our Verity subsidiary is collaborating with ClearFlame Engine Technologies, Inc. to drive decarbonization traceability from field-to-fleet for the road freight transportation market in the United States.

•
In August 2024, we announced that we entered into a purchase agreement for low-carbon intensity fuel blendstock with Shell Global Solutions Deutschland GmbH for use in motorsports.

•
In September 2024, we announced that we entered into a definitive agreement to acquire the ethanol production plant and carbon capture and sequestration assets of Red Trail Energy, LLC in North Dakota.

•
In September 2024, we also announced that the U.S. Patent and Trademark Office granted us a patent for our ethanol to olefins process. This patent protects the process of using certain proprietary catalyst combinations for converting ethanol into olefins.

•
In September 2024, we also announced that we sold approximately $20 million in Investment Tax Credits. That transaction monetized Inflation Reduction Act Investment Tax Credits generated from the commercialization of our renewable natural gas production facility in Northwest Iowa.

•
In September 2024, we also announced that we acquired Cultivate Agricultural Intelligence, LLC to support our Verity subsidiary.

•
In October 2024, we announced that we received a conditional commitment for a loan guarantee with disbursements totaling $1.46 billion (excluding capitalized interest during construction) from the U.S. Department of Energy Loan Programs Office for our ATJ-60 project (formerly known as Net-Zero 1) in South Dakota.

•
In December 2024, we announced the extension of our Joint Development Agreement with LG Chem, Ltd. in order to assess existing assets for deploying our ethanol to olefins technology while accelerating commercialization activities, considering project scale and end-product markets.

•
In December 2024, we also announced that our Verity subsidiary added ethanol producer Midwest Renewable Energy, LLC as a client to track sustainability across its business system.

•
We ended 2024 with cash, cash equivalents and restricted cash of  $259.0 million.

Executive Compensation Highlights
We believe that our executive compensation program is well-structured to support our business objectives, and we also believe that our compensation programs and policies reflect an overall pay-for-performance philosophy that is closely aligned with the long-term interests of our stockholders. Since we are still in the growth phase of our business model, we do not rely on or measure our executive compensation against traditional financial metrics. Instead, our success is measured based on strategic objectives and decision making that takes place during the year, which we try to align with our compensation program, including our annual bonus goals.
For 2024, we paid out at 120.5% of target bonuses for all named executive officers, reflecting achievement of many of our operational and financial objectives for 2024. The Compensation Committee generally targets total cash compensation at the 50th percentile of our peer group, subject to adjustments that account for performance, tenure, organizational criticality, and internal equity considerations. Our annual incentive bonus opportunity is contingent on our financial and business performance.

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COMPENSATION DISCUSSION AND ANALYSIS
In 2024, the Compensation Committee granted our named executive officers an equity mix of 50% performance-based stock options and 50% restricted stock that vest in three equal installments on the first three anniversaries of the grant date. The performance-based stock options granted in 2024 have a condition on exercisability where the closing price of our stock must be greater than $1.00 (which is approximately 41% greater than the strike price on the options) for 20 consecutive trading days after the grant date. The Compensation Committee sets targets for annual equity compensation for each of the executive officers. The targets are informed by a survey of our peer group’s and similar companies’ pay practices. While the Compensation Committee may grant long-term incentive awards at the higher end of the range for a variety of factors, including individual performance, it typically targets the 50th percentile for base salaries, bonuses and equity compensation. The actual grant date value of equity compensation awarded is individually determined at the discretion of the Compensation Committee. Consideration is given to the individual’s skills, experience and future potential to positively impact the Company’s performance, prior years’ award values, equity ownership level in the Company, as well as the individual’s and Company’s performance in the prior year. We believe the performance-based stock options that we grant are a form of performance-based incentive compensation because they require stock price appreciation to deliver value to the holder, thereby aligning compensation earned with value stockholders receive over the same performance period. The ultimate value of equity grants is dependent on our stock price on the date of exercise and reflects the Compensation Committee’s attempt to further incent and align the long-term interests of our executives with those of our stockholders, while providing a strong retention tool.
Compensation Governance Highlights
In order to further align the long-term interests of management with those of our stockholders and align our compensation program with best practices, the Compensation Committee has established the following policies and practices:
Things We Do:	Things We Don’t Do:

✔
Pay for Performance. We link a significant portion of total compensation to performance, including annual bonuses and the grant of performance-based stock options to our named executive officers.

✔
Independent Compensation Committee. The Compensation Committee, comprised solely of independent directors, approves all compensation for our named executive officers.

✔
Independent Compensation Consultant. The Compensation Committee has retained an independent compensation consultant to provide data and information for use in the Committee’s decision-making.

✔
Meaningful Stock Ownership Guidelines. The Chief Executive Officer is expected to own 5x his salary and other senior management is expected to own 3x their salary; directors have a 5x their annual cash retainer holding expectation.

✘
Excise Tax Gross-Ups. We do not provide our management with “excise tax gross-ups” in the event of a change in control.

✘
Short Sales, Hedging and Pledging. We do not allow our management or directors to engage in hedging (including through derivative securities) or pledging transactions in our stock.

✘
Enhanced Benefit Programs. We do not provide our management with pensions or any other enhanced benefit programs beyond those that are typically available to all other employees.

✘
Option Repricing. We are not permitted to reprice stock options without stockholder approval.

✘
Liberal Share Recycling. Our equity compensation plans do not contain liberal share recycling provisions. Any increase in available shares for equity awards must be approved by stockholders.

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COMPENSATION DISCUSSION AND ANALYSIS
Things We Do:	Things We Don’t Do:

✔
Minimum Vesting. Our equity compensation plan includes a one-year minimum vesting period for equity awards, subject to limited exceptions.

✔
Limited Perquisites. Our management receives minimal perquisites.

✘
Evergreen Provisions. Our equity compensation plans do not contain any “evergreen” provisions to increase shares available for issuance as equity awards. Any increase in available shares for equity awards must be approved by stockholders.

2024 Say-on-Pay Vote
At our annual meeting of stockholders in May 2024, we held an advisory stockholder vote to approve the compensation of our named executive officers, or say-on-pay. The compensation of our named executive officers reported in our 2023 proxy statement was approved by approximately 76.3% of the votes cast at the 2024 Annual Meeting of Stockholders.
The Compensation Committee believes this affirms our stockholders’ support for our approach to executive compensation. The Compensation Committee will continue to consider the outcome of our advisory say-on-pay votes and feedback from stockholders when making future compensation decisions for our named executive officers. Additionally, the Compensation Committee is increasing investor outreach on executive compensation and will continue to solicit feedback in this area. During 2024, we targeted our 15 largest shareholders for feedback on our executive compensation and were able to meet with one of those shareholders.
Executive Compensation Philosophy and Objectives
Our primary objective with respect to executive compensation is to attract, retain and motivate superior executive talent with the skills and experience to successfully execute our business strategy. Our executive compensation program is designed to:
•
provide short-term competitive incentives that reward the achievement of critical goals that directly correlate to achieving our long-term strategy and enhancing stockholder value;

•
align the interests of our executives with those of our stockholders by utilizing long-term equity incentives that reward performance through success of the corporation, with the ultimate objective of increasing long-term stockholder value;

•
provide long-term incentives that promote executive retention; and

•
align our executives with the long-term strategic goals and objectives approved by our Board.

To achieve these objectives, our executive compensation program ties a significant portion of each named executive officer’s cash compensation to key corporate financial and strategic goals. We have also historically provided a portion of our executive compensation in the form of equity awards that vest over time, which we believe helps to retain our named executive officers and aligns their interests with those of our stockholders by allowing them to participate in our long-term performance as reflected in the trading price of our common stock.
Role of Compensation Committee, Management and Compensation Consultant
Our Compensation Committee makes all compensation decisions regarding our named executive officers. Our Compensation Committee is charged with, among other things, the responsibility of reviewing our named executive officer compensation policies and practices.
Our Chief Executive Officer annually reviews the performance of each of our named executive officers, other than himself, and, based on these reviews, makes recommendations to our Compensation Committee regarding salary adjustments, annual incentive bonus payments and equity incentive awards for such named executive officers. The Compensation Committee believes it is valuable to consider the

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COMPENSATION DISCUSSION AND ANALYSIS
recommendations of our Chief Executive Officer with respect to these matters because, given his knowledge of our operations and the day-to-day responsibilities of our named executive officers, he is in a unique position to provide the Compensation Committee with perspective into the performance of our executive officers in light of our business at a given point in time. While the Compensation Committee considers the Chief Executive Officer’s reviews and recommendations, the Compensation Committee decides the compensation of our named executive officers and also considers, among other things, company and individual performance, peer group data and recommendations from the Compensation Committee’s independent compensation consultant, as further described below.
As part of the 2024 compensation process, our Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. FW Cook has served in this capacity since August 2023. FW Cook provides advisory services with respect to executive compensation and incentive design as directed by the Compensation Committee. From time to time, FW Cook provides additional services to management in the areas of non-executive compensation, such as non-employee director compensation and updating the Compensation committee on trends and regulatory developments in executive compensation, with all such services being approved by the chair of the Compensation Committee before any services are provided. Prior to engaging FW Cook, our Compensation Committee considered the independence of FW Cook in accordance with the applicable regulations mandated by Nasdaq and the SEC. After conducting this assessment, our Compensation Committee did not identify any conflicts of interest with respect to FW Cook.
The Compensation Committee took the results of FW Cook’s comparative analyses of our peer group (as described below), as well as the considerations provided by FW Cook with respect to components and levels of compensation for our named executive officers, under advisement in determining competitive market practice in our industry. The Compensation Committee considered the assessment of peer group market compensation, historical compensation levels, individual performance and other qualitative factors in establishing and approving the various elements of our executive compensation program for 2024. After considering the data and information provided by FW Cook, the Compensation Committee made its own determinations about the compensation granted in 2024 to our Chief Executive Officer, our other named executive officers and our non-employee directors.
Peer Group
Our Compensation Committee has identified certain peer group data with the assistance of FW Cook. Our peer companies are selected from publicly-traded companies based in the U.S. in similar or adjacent industries and then further refined to more closely align with us based on revenue, market capitalization, employee headcount, and competition for executive talent. The Compensation Committee also takes into consideration our stage of development, net income (loss), other key financial metrics, and the lack of many direct peers in our industry and competitors for talent. The Compensation Committee believes that the companies selected to our peer group are broadly comparable to us and represent our labor market for talent for key leadership positions.
Our Compensation Committee reviews our peer group annually to determine if adjustments are necessary to ensure that it continues to be relevant or if additional peer companies or groups are necessary to provide appropriate information on market practices and compensation levels. For 2024, the Compensation Committee, based on analysis and recommendations from FW Cook, removed Advanced Emissions Solutions, Inc., Amyris, Inc. FutureFuel Corp., Talos Energy Inc. and View, Inc. from the peer group and approved the following peer group in November 2023:
Our peer group for 2024 compensation purposes was:
Aemetis, Inc.	Aeva Technologies, Inc.	Centrus Energy Corp.
Clean Energy Fuels Corp.	Danimer Scientific, Inc.	Energy Fuels Resources Corporation
Energy Recovery, Inc.	Eos Energy Enterprises, Inc.	FuelCell Energy, Inc.
Hyliion Corp.	LanzaTech Global, Inc.	Montauk Renewables, Inc.
NextDecade Corporation	Origin Materials, Inc.	Ouster, Inc.
PureCycle Technologies, Inc.	REX American Resources Corp.	Tellurian Inc.
Vertex Energy, Inc.	Workhorse Group, Inc.

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COMPENSATION DISCUSSION AND ANALYSIS
Elements of Our Executive Compensation Program
Our compensation program is made up of the following direct compensation elements:
Element	Fixed or Variable	Purpose
Base Salary	Fixed
To attract and retain executives with the knowledge, skills, and abilities necessary to successfully execute their job responsibilities by offering fixed compensation that is competitive with market opportunities and that recognizes each executive’s position, role, responsibility and experience.

Annual Cash Incentive	Variable	To align, motivate and focus attention on the execution of key short-term strategic and operational initiatives.
Equity Awards	Variable
To align executives’ interests with the interests of stockholders through equity-based compensation to ensure focus on long-term value creation and the Company’s strategic objectives, and to promote the long-term retention of our executives.

Base Salaries
We use competitive base salaries to attract and retain qualified executives with the knowledge, skills, and abilities necessary to successfully execute their job responsibilities to help us achieve our growth and performance goals. Base salaries are intended to recognize a named executive officer’s immediate contribution to our organization, as well as his or her experience, knowledge and responsibilities.
Our Compensation Committee annually evaluates named executive officer base salary levels, including:
•
recommendations from our Chief Executive Officer (for named executive officers other than himself);

•
the named executive officer’s skills and experience;

•
the particular importance of the named executive officer’s position to us;

•
the named executive officer’s individual performance;

•
the named executive officer’s growth in his or her position; and

•
the results of FW Cook’s comparative assessment regarding base salaries for comparable positions at peer companies.

The 2024 base salaries of our named executive officers are below:
Named Executive Officer	2024 Base Salary	Increase Over 2023 Base Salary
Patrick R. Gruber	$670,800	3%
L. Lynn Smull	$427,248	3%
Christopher M. Ryan	$445,411	3%
Paul D. Bloom	$420,024	3%
Andrew L. Shafer	$408,101	2%
Annual Cash Incentives
The Compensation Committee believes that annual incentive bonuses that are awarded to our named executive officers based on Company and individual performance goals provide our named executive officers additional incentive to outperform our financial goals and increase stockholder value. Each year, the Compensation Committee establishes a target annual incentive award for each named executive officer expressed as a percentage of the executive’s base salary, based on various factors, including the results of FW Cook’s comparative assessment regarding annual incentive award targets for comparable

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COMPENSATION DISCUSSION AND ANALYSIS
positions at peer companies, the expected contribution and responsibility of the individual named executive officer and market practices.
For 2024, the targets for our named executive officers, which were unchanged from 2023 as a percentage of base salary, and actual payouts were as follows:
Named Executive Officer	2024 Annual Incentive Target (As a Percentage of Base Salary)	Actual 2024 Annual Incentive Payment (As a Percentage of Base Salary)
Patrick R. Gruber	100%	120.5%
L. Lynn Smull	65%	78.3%
Christopher M. Ryan	80%	96.4%
Paul D. Bloom	80%	96.4%
Andrew L. Shafer	65%	78.3%
Our Compensation Committee, at their discretion, assesses the achievement of corporate and individual goals and performance at the end of each fiscal year to determine the appropriate bonus for each named executive officer. The Compensation Committee approved the annual incentive bonuses at 120.5% of target amounts based on the following factors:
2024 Goal and Related Achievements	Target Bonus Percentage	Performance Modifier	Bonus Payment Percentage
Renewable Natural Gas (“RNG”) project met certain financial thresholds. • We sold Investment Tax Credits for net cash proceeds of approximately $14 million.	15%	120%	18.0%
Secure agreements to accelerate ethanol-to-olefins development. • We extended our Joint Development Agreement with LG Chem, Ltd. and entered into a new strategic alliance with Axens.	10%	150%	15.0%
Verity meets certain operational and financial goals. • Verity achieved its first revenue, it released a new version of the grower tool and brought in multiple new customers.	15%	150%	22.5%
Restructure RNG project bonds. • We remarketed the RNG bonds in April and continue to investigate other transaction structures for those bonds.	10%	100%	10.0%
Expand the Climate-Smart Farm to Flight program. • Enrolled over 125,000 acres in the growers’ program in 2024; and submitted all necessary documentation to the U.S. Department of Agriculture for reimbursement under our grant.	10%	100%	10.0%
Continue to progress the Net-Zero Projects. • Received a conditional commitment for a $1.4 billion loan guarantee from the Department of Energy. • Advanced project engineering. • Purchased ethanol and carbon capture and sequestration assets of Red Trail Energy, LLC	30%	100%	30.0%
Meet safety standards. • 3-year average total recordable incident rate of 1.01, which was less than the goal of 1.1.	10%	150%	15.0%
Total	100%		120.5%

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COMPENSATION DISCUSSION AND ANALYSIS
Equity Incentive Awards
We believe that our long-term performance is enhanced through equity awards to our named executive officers. Equity awards are designed to reward our named executive officers for maximizing stockholder value over time, retain the services of our named executive officers, ensure focus on long-term value creation. All equity incentive awards granted to our named executive officers are approved by our Compensation Committee. For 2024, equity incentive awards to our named executive officers and other direct reports of the chief executive officer were made in the form of performance-based stock options and time-vesting restricted stock awards, each of which vest in three equal installments on the first three anniversaries of the grant date.
The equity awards granted to our named executive officers in 2024 were as follows:
Named Executive Officer	Performance-Based Stock Options (#)(1)	Restricted Stock (#)(1)
Patrick R. Gruber	1,195,000	1,205,000
L. Lynn Smull	405,500	405,500
Christopher M. Ryan	550,000	560,000
Paul D. Bloom	475,000	485,000
Andrew L. Shafer	202,500	202,500

(1)
Performance-based stock options and restricted stock awards vest in equal installments on the first three anniversaries of the grant date.

In May 2024, the Compensation Committee granted our named executive officers an equity mix of 50% performance-based stock options and 50% restricted stock that vest in equal installments on the first three anniversaries of the grant date. The Compensation Committee sets targets for annual equity compensation for each of the executive officers. The targets are informed by a survey of our peer group’s pay practices. The Compensation Committee generally targets a grant value of around the 50th percentile compared to the peer group for each executive officer, though the Compensation Committee may decide to award more or less than such amount to any individual executive officer based on a variety of factors, such as the individual’s skills, experience and future potential to positively impact the Company’s performance, prior years’ award values, equity ownership level in the Company, as well as the individual’s and Company’s performance in the prior year. The ultimate value of equity grants is dependent on our stock price on the date of exercise for stock options and the date of sale for any shares received upon vesting of restricted stock and exercise of options, which further incentivizes and aligns the long-term interests of our executives with those of our stockholders.
We consider the stock option grants to our named executive officers as performance-based since they have a condition on exercisability where the closing price of our stock must be greater than $1.00 (which is approximately 41% greater than the strike price on the options) for 20 consecutive trading days after the grant date. One third of the option shares and restricted stock awards vest on the first anniversary of the grant date, with the remaining option shares and restricted stock awards vesting in annual installments over the subsequent two years, provided that the named executive officer remains in continuous service with us as of each vesting date, which provides a strong retention tool.
In addition to the normal equity award grants, in September 2024, we also granted each of Messrs. Gruber, Ryan, and Bloom with a one-time restricted stock grant in the amount of 10,000 shares as consideration for each of them agreeing to be bound by a non-compete provision following termination of their employment. Additional information about the non-compete can be found below under the heading “Employment Arrangements.”
Other Compensation Policies and Practices
Other Employee Benefits
We maintain broad-based benefits that are provided to all employees, including our 401(k) retirement plan, medical, dental and vision care plans, life insurance, short- and long-term disability policies, paid

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COMPENSATION DISCUSSION AND ANALYSIS
vacation, paid sick time, and company holidays. Our named executive officers are eligible to participate in each of these programs on the same terms as non-executive employees.
Corporate Apartment Perquisite
Mr. Gruber received reimbursement for the cost of a corporate apartment, grossed up for related payroll taxes. This benefit was negotiated with Mr. Gruber at the time of his initial employment with the Company and was deemed a reasonable expense and necessary inducement to his employment with the Company. The Compensation Committee periodically reviews this benefit and has determined it is a reasonable expense.
Severance and Change in Control Arrangements
We have entered into employment agreements with certain of our named executive officers. Each of these agreements provides the applicable named executive officer with certain severance benefits in connection with certain terminations of the executive’s employment both before and after a change in control. Specifically, during 2024, we entered into amended and restated employment agreements with Mr. Gruber and Mr. Ryan and entered into an employment agreement with Mr. Bloom.
We also maintain the Gevo, Inc. Change in Control Severance Plan (the “CIC Plan”) for eligible employees of the Company. The participants in the CIC Plan include certain of the Company’s executive officers that do not have employment agreements with the Company and certain other members of the Company’s senior management. The CIC Plan provides the applicable participant with certain severance benefits in connection with a double-trigger change in control (i.e., termination of the executive’s employment by the Company without Cause (as defined in the CIC Plan) or the executive’s resignation from the Company for Good Reason (as defined in the CIC Plan) within 30 days prior to or 12 months following the Change in Control (as defined in the CIC Plan)). The Compensation Committee believes that reasonable severance and change in control protections for the named executive officers strengthens our competitive compensation package by providing us with a recruitment and retention benefit, aligns the interests of the named executive officers with those of the stockholders and ensures continued dedication to the Company in change in control situations that may result in personal uncertainties.
Clawback Policy
We maintain a Compensation Recovery Policy that is intended to comply with Section 10D-1 of the Exchange Act of 1934 and the related Nasdaq listing standards. Under our Compensation Recovery Policy, in the event of a restatement of the Company’s financial statements due to non-compliance with financial reporting requirements under the securities laws, the Company will seek to recover from executive officers of the Company any incentive-based compensation they received that would have been less had it been calculated based on the restated financial statements. “Incentive-Based Compensation” is defined in the policy to include any compensation that is earned based on the attainment of a financial performance measure.
Insider Trading Policy; Anti-Hedging and Anti-Pledging Policy
The Company maintains an Insider Trading Policy, which is applicable to our directors, officers, and employees, and we have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the Nasdaq listing standards. Our Insider Trading Policy prohibits our employees, officers, directors and related persons and entities from trading in securities of the Company while in possession of material, nonpublic information. Our Insider Trading Policy also prohibits our employees, officers and directors from disclosing material, nonpublic information of the Company to others who may trade on the basis of that information. The Insider Trading Policy requires that certain officers of the Company and other designated employees (collectively, “Insiders”) only transact in the Company’s securities during an open window period, subject to limited exceptions. In addition, Insiders are required to obtain approval in advance of transactions in the Company’s securities. Our executive officers and directors must also comply with additional trading restrictions. The foregoing summary of our insider trading policies and procedures does not purport to be

   GEVO, INC. | 2025 PROXY STATEMENT      49

COMPENSATION DISCUSSION AND ANALYSIS
complete and is qualified by reference to our Insider Trading Policy, a copy of which can be found as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. As part of the Company’s Insider Trading Policy, the Company adopted a policy prohibiting all directors, officers and employees of the Company from engaging in any hedging or pledging transactions with respect to shares of the Company’s common stock. Transactions in puts, calls or other derivative securities, on an exchange or in any other organized market, on the Company’s common stock are also prohibited.
Tax Considerations
Our Board and Compensation Committee will consider the tax impacts of our executive compensation program but retain the flexibility to design and administer compensation programs that are in the best interests of the Company and its stockholders.
Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applies to plans, agreements and arrangements that provide for the deferral of compensation, and imposes penalty taxes on employees if those plans, agreements and arrangements do not comply with Section 409A. We have sought to structure our executive compensation arrangements to be exempt from, or comply with, Section 409A.
Section 162(m) of the Code generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers. Our Compensation Committee and Board, after considering the potential impact of the application of Section 162(m) of the Code, have and may in the future provide compensation to executive officers that may not be tax deductible if it believes that providing that compensation is in the best interests of the Company and its stockholders.
Accounting Considerations
ASC Topic 718, Compensation — Stock Compensation (referred to as ASC Topic 718), requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options and restricted stock under our equity incentive award plans will be accounted for under ASC Topic 718. We will consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Equity Grant Timing
We grant equity awards on an annual basis and may grant equity awards on a discretionary basis in connection with certain events such as the commencement of employment. As discussed above, currently, we grant stock options and restricted stock awards. We do not have a formal policy regarding the timing of awards of stock options in relation to our disclosure of material nonpublic information; however, our Compensation Committee does not target our grants of stock option awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.
Each fiscal year, our Compensation Committee, with input from FW Cook, makes the determinations of whether to grant equity awards and in what amounts. The Compensation Committee reviews and approves annual grants of equity awards to (i) our non-employee directors at one of its regularly scheduled meetings in the spring; and (ii) our employees and officers at one of its regularly scheduled meetings during the late spring or summer. During 2024, the Company did not issue any stock options to our named executive officers during the period beginning four business days before and ending one business day after (i) the filing of the Company’s Annual Report on Form 10-K, (ii) the filing of any of the Company’s Quarterly Reports on Form 10-Q, or (iii) the filing or furnishing of a Current Report on Form 8-K disclosing material nonpublic information.

50      GEVO, INC. | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on that review and those discussions, it recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in the Company’s proxy statement relating to the 2025 Annual Meeting of Stockholders.
Respectfully submitted,
COMPENSATION COMMITTEE
Andrew J. Marsh, Chair
Angelo Amorelli
Carol J. Battershell
The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Compensation Committee Report by reference therein.

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EXECUTIVE COMPENSATION
2024 Summary Compensation Table
The following table summarizes the compensation earned by our named executive officers during the years ended December 31, 2024, 2023 and 2022:
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Patrick R. Gruber Chief Executive Officer	2024	670,800	808,314	856,350	768,385	60,589	3,103,849
	2023	634,808	806,250	1,181,249	1,062,381	61,470	3,746,158
	2022	552,855	312,500	1,588,299	945,300	60,800	3,459,754
L. Lynn Smull Chief Financial Officer	2024	427,248	334,642	287,905	260,737	—	1,310,532
	2023	381,185	327,600	329,483	296,327	—	1,334,595
	2022	360,000	117,000	382,999	227,947	—	1,087,946
Christopher M. Ryan President and Chief Operating Officer	2024	445,411	429,376	398,400	353,650	—	1,626,837
	2023	421,512	423,093	423,290	380,695	—	1,648,590
	2022	415,000	155,625	568,001	338,052	—	1,476,678
Paul D. Bloom Chief Business Officer	2024	420,024	404,903	345,150	305,425	—	1,475,502
	2023	382,777	361,600	329,483	296,327	—	1,370,187
	2022	360,000	72,000	358,550	213,396	—	1,003,946
Andrew L. Shafer Chief Customer, Marketing and Brand Officer(5)	2024	408,101	319,645	143,775	130,208	—	1,001,728

(1)
The “Bonus” column represents discretionary bonuses earned pursuant to our annual incentive bonus program. Under the terms of their respective employment agreements, each executive with an employment agreement is eligible to receive a bonus based on the achievement of certain business goals set by our Board on an annual basis.

(2)
Represents the grant date fair value of restricted stock and option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For information regarding assumptions underlying the valuation of equity awards, see Note 14 to our consolidated financial statements included in our 2024 Annual Report.

(3)
The option awards and restricted stock awards typically are scheduled to vest in three equal installments on the first three anniversaries of the grant date, subject to the named executive officer’s continued service on the vesting date. Refer to the “Outstanding Equity Awards at Fiscal Year-End” table below for additional information on vesting periods.

(4)
For Mr. Gruber, represents $34,082 for payments to maintain a corporate apartment in 2024 and $26,508 for related tax gross-up assistance in 2024.

(5)
Mr. Shafer joined the Company in November 2023, but he was a named executive officer for the first time in 2024.

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COMPENSATION TABLES
Grants of Plan-Based Awards Table for 2024
The following table summarizes certain information regarding grants made to each of the Named Officers during 2024 under the 2010 Plan:
Name	Type of Award	Grant Date	All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)(2)	Grant date fair value of stock and option awards ($)
Patrick R. Gruber	Stock Option	5/22/2024(1)	—	1,195,000	0.71	768,385
	Restricted Stock	5/22/2024(1)	1,195,000	—	—	848,450
	Restricted Stock	9/1/2024(1)	10,000			7,900
L. Lynn Smull	Stock Option	5/22/2024(1)	—	405,500	0.71	260,737
	Restricted Stock	5/22/2024(1)	405,500	—	—	287,905
Christopher M. Ryan	Stock Option	5/22/2024(1)	—	550,000	0.71	353,650
	Restricted Stock	5/22/2024(1)	550,000	—	—	390,500
	Restricted Stock	9/1/2024(1)	10,000	—	—	7,900
Paul D. Bloom	Stock Option	5/22/2024(1)	—	475,000	0.71	305,425
	Restricted Stock	5/22/2024(1)	475,000	—	—	337,250
	Restricted Stock	9/1/2024(1)	10,000	—	—	7,900
Andrew L. Shafer	Stock Option	5/22/2024(1)	—	202,500	0.71	130,208
	Restricted Stock	5/22/2024(1)	202,500	—	—	143,775

(1)
The options and restricted stock are scheduled to vest in equal installments on the first three anniversaries of the grant date, subject to the executive officer’s continued service on the vesting date.

(2)
The options granted to each of the Named Officers during 2024 were performance-based stock options. Refer to “Compensation Discussion and Analysis — Executive Compensation Philosophy and Objectives — Elements of Our Executive Compensation Program — Equity Incentive Awards” above for more information.

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COMPENSATION TABLES
Outstanding Equity Awards at Fiscal Year-End
The following table shows the outstanding equity awards of our named executive officers as of December 31, 2024:
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)
Patrick R. Gruber		—	—	—	—	1,919,057(5)	4,010,829
	5/22/2024	—	1,195,000(2)	0.71	5/21/2034	—	—
	8/3/2023	247,641	495,283(3)	1.75	8/3/2033	—	—
	7/26/2022	294,761	147,381(4)	3.92	7/26/2032	—	—
	8/20/2021	1,045,800	—	4.98	8/20/2031	—	—
	7/9/2015	178	—	876.00	7/29/2025	—	—
L. Lynn Smull		—	—	—	—	596,403(6)	1,246,482
	5/22/2024	—	405,500(2)	0.71	5/21/2034	—	—
	8/3/2023	69,074	138,148(3)	1.75	8/3/2033	—	—
	7/26/2022	71,078	35,539(4)	3.92	7/26/2032	—	—
	8/20/2021	392,175	—	4.98	8/20/2031	—	—
Christopher M. Ryan		—	—	—	—	815,717(7)	1,704,848
	5/22/2024	—	550,000(2)	0.71	5/21/2034	—	—
	8/3/2023	88,740	177,480(3)	1.75	8/3/2033	—	—
	7/26/2022	105,410	52,706(4)	3.92	7/26/2032	—	—
	8/20/2021	522,900	—	4.98	8/20/2031	—	—
	8/9/2018	64,327(10)	—	3.45	8/9/2028	—	—
	7/9/2015	156	—	876.00	7/29/2025	—	—
Paul D. Bloom		—	—	—	—	672,535(8)	1,405,598
	5/22/2024	—	475,000(2)	0.71	5/21/2034	—	—
	8/3/2023	69,074	138,148(3)	1.75	8/3/2033	—	—
	7/26/2022	66,540	33,271(4)	3.92	7/26/2032	—	—
	8/20/2021	392,175	—	4.98	8/20/2031	—	—
Andrew L. Shafer		—	—	—	—	263,107(9)	549,894
	5/22/2024	—	202,500(2)	0.71	5/21/2024	—	—
	11/1/2023	121,212	60,607(3)	1.75	11/1/2033	—	—

(1)
Based on the closing price of a share of the Company’s common stock on the Nasdaq Capital Market of  $2.09 on December 31, 2024.

(2)
Assuming continued employment, the stock options will vest in increments of 33.33% on May 22, 2025, May 22, 2026 and May 22, 2027.

(3)
Assuming continued employment, the stock options will vest in increments of 33.33% on August 3, 2024, August 3, 2025 and August 3, 2026.

(4)
Assuming continued employment, the stock options vested or will vest in increments of 33.33% on July 26, 2023, July 26, 2024 and July 26, 2025.

(5)
Assuming continued employment, the restricted stock awards will vest as follows: 398,333 on May 22, 2025; 218,774 on July 26, 2025; 247,641 on August 3, 2025; 3,333 on September 1, 2025; 398,333 on May 22, 2026; 247,642 on August 3, 2026; 3,333 on September 1, 2026; 398,334 on May 22, 2027; and 3,334 on September 1, 2027.

(6)
Assuming continued employment, the restricted stock awards will vest as follows: 135,166 on May 22, 2025; 52,755 on July 26, 2025; 69,074 on August 3, 2025; 135,167 on May 22, 2026; 69,074 on August 3, 2026; and 135,167 on May 22, 2027.

(7)
Assuming continued employment, the restricted stock awards will vest as follows: 183,333 on May 22, 2025; 78,237 on July 26, 2025; 88,740 on August 3, 2025; 3,333 on September 1, 2025; 183,333

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COMPENSATION TABLES
on May 22, 2026; 88,740 on August 3, 2026; 3,333 on September 1, 2026; 183,334 on May 22, 2027; and 3,334 on September 1, 2027.
(8)
Assuming continued employment, the restricted stock awards will vest as follows: 158,333 on May 22, 2025; 49,387 on July 26, 2025; 69,074 on August 3, 2025; 3,333 on September 1, 2025; 158,333 on May 22, 2026; 69,074 on August 3, 2026; 3,333 on September 1, 2026; 158,334 on May 22, 2027; and 3,334 on September 1, 2027.

(9)
Assuming continued employment, the restricted stock awards will vest as follows: 67,500 on May 22, 2025; 60,607 on November 1, 2025; 67,500 on May 22, 2026; and 67,500 on May 22, 2027.

(10)
Represents a stock appreciation right (SAR) award that may be settled upon vesting in cash or shares of common stock, in the Company’s sole discretion.

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COMPENSATION TABLES
Option Exercises and Stock Vested Table for 2024
The following table summarizes certain information regarding vesting of restricted stock during 2024 for each of the named executive officers. No stock options were exercised by our named executive officers in 2024.
	Stock awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
Patrick R Gruber	815,015	521,199
L. Lynn Smull	252,554	165,452
Christopher M. Ryan	341,277	223,707
Paul D. Bloom	249,186	163,398
Andrew L. Shafer	60,606	135,757

(1)
The value realized on vesting is calculated by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

Pension Benefits
We currently have no defined benefit pension plans covering any of the named executive officers.
Nonqualified Deferred Compensation
We currently have no nonqualified deferred compensation plans covering any of the named executive officers.
Employment Arrangements
Patrick R. Gruber
In August 2024, we entered into an amended and restated employment agreement with Mr. Gruber. Under his amended and restated employment agreement, Mr. Gruber’s base salary was initially set at $650,000 per year (which may be increased, but not decreased, during the term of the agreement), subject to annual review and adjustment by our Board. Mr. Gruber is eligible to receive an annual bonus of up to 100% of his base salary based on the achievement of certain business goals set by our Board, and he may receive additional bonus amounts at the discretion of our Board. Pursuant to the terms of the amended and restated employment agreement, Mr. Gruber is eligible to receive an annual grant of equity awards having a target value equal to the median target award value granted to the Chief Executive Officers of the Company’s peer group, and he is eligible to receive additional stock awards at the discretion of our Board. Mr. Gruber is also entitled to participate in or receive benefits under all of our existing and future incentive programs and will continue to be eligible to participate in all employee benefit plans, including retirement plans, health care plans and fringe benefit plans, that are afforded generally to our executive officers.
If Mr. Gruber’s employment is terminated without cause or by him for good reason, then he would be eligible to receive cash severance equal to 24 months of base salary plus 2.0x his annual target bonus, plus a pro-rata bonus for his year of termination (calculated based on his average actual bonus payout for the prior three years), 18 months of free COBRA coverage, and immediate vesting of all outstanding equity awards. All severance benefits are contingent on Mr. Gruber’s execution of a release of claims in favor of the Company. If Mr. Gruber dies or becomes disabled while employed by the Company, then he would receive a payment equal to12 months of base salary.

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COMPENSATION TABLES
Mr. Gruber’s amended and restated employment agreement also includes a non-compete, a non-solicitation of clients and customers, and a non-solicitation of employees, each of which is effective at all times while Mr. Gruber is employed and for two years after his termination of employment for any reason. As consideration for the non-competition covenant, the Company granted Mr. Gruber 10,000 shares of restricted stock plus the right to receive a non-compete payment, which would become due in the event his employment terminates for any reason other than cause, death, or disability, equal to 18 months of base salary plus 1.5x his target annual bonus, which cash payment would be required to be repaid if Mr. Gruber violates any restrictive covenant. In addition, if his employment terminates due to retirement or resignation, his outstanding equity awards will vest in full over a period of 18 months following termination of employment, provided that if he violates any of the restrictive covenants then such vesting will immediately cease.
Mr. Gruber’s amended and restated employment agreement also include provisions intended to encourage a smooth transition in the event of his retirement. Specifically, it provides that if he (1) retires following his 65th birthday after providing at least six months’ notice of his retirement, (2) remains employed through the date his successor is appointed (even if such date is more than six months after he provides notice of his retirement), (3) properly transitions his duties to his successor, and (4) agrees to provide consulting services for 2 years after retirement (the “Retirement Criteria”), then he will be eligible to receive the same cash benefits and COBRA benefits he would have been entitled to if his employment had terminated for good reason, as described above, contingent on the his execution of a standard release of claims in favor of the Company.
Mr. Gruber’s employment agreement also provides certain benefits to Mr. Gruber in circumstances involving a change in control, as described below in the section entitled “— Potential Payments upon Termination and Change of Control.”
L. Lynn Smull
In November 2019, we entered into an offer letter agreement with Mr. Smull. Under the offer letter agreement, Mr. Smull’s base salary was initially set at $300,000, subject to annual review and adjustment by our Board. Mr. Smull is eligible to receive an annual bonus of up to 40% of his base salary and an annual incentive award in equity of up to 30% of his annual salary, each of which may or may not be granted in the sole discretion of our Board.
Mr. Smull is an at-will employee of the Company and his employment relationship can be terminated by either him or us for any reason, at any time, with or without notice and with or without cause. Upon termination of Mr. Smull’s employment with the Company for any reason, he will receive payment for all unpaid salary and unused paid time off accrued and earned as of the date of termination of employment, and his benefits will be continued under the Company’s then existing benefit plans and policies for so long as provided under the terms of such plans and policies and as required by applicable law. In the event that Mr. Smull is terminated for any reason (other than a change in control), Mr. Smull will be entitled to a payment of three months of his annual base salary.
Mr. Smull may also be entitled certain payments and benefits in circumstances involving a change in control, as described below in the section entitled “— Potential Payments upon Termination and Change of Control.”
Christopher M. Ryan
In August 2024, we entered into an amended and restated employment agreement with Mr. Ryan. Under the amended and restated employment agreement, Mr. Ryan’s base salary was initially set at $431,600 per year (which may be increased, but not decreased, during the term), subject to annual review and adjustment by our Board. Mr. Ryan is eligible to receive an annual bonus of up to 80% of his base salary based on the achievement of certain business goals set by our Board on an annual basis and may receive additional bonus amounts at the discretion of our Board. Pursuant to the terms of the employment agreement, Mr. Ryan is eligible to receive an annual incentive award with a fair market value equal to $200,000 on the date of grant, consisting of restricted stock and/or stock options, and is eligible to receive

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COMPENSATION TABLES
additional stock awards at the discretion of our Board. Mr. Ryan is also entitled to participate in or receive benefits under all of our existing and future incentive programs and will continue to be eligible to participate in all employee benefit plans, including retirement plans, health care plans and fringe benefit plans, that are afforded generally to our executive officers.
If Mr. Ryan’s employment is terminated without cause or by him for good reason, then he would be eligible to receive cash severance equal to 12 months of base salary plus 1.0x his target bonus, plus a pro-rata bonus for his year of termination (calculated based on his average actual bonus payout for the prior three years), 18 months of free COBRA coverage, and immediate vesting of all outstanding equity awards. All severance benefits are contingent on Mr. Ryan’s execution of a release of claims in favor of the Company. If Mr. Ryan dies or becomes disabled while employed by the Company, then he would receive a payment equal to 12 months of base salary.
Mr. Ryan’s amended and restated employment agreement also includes a non-compete, a non-solicitation of clients and customers, and a non-solicitation of employees, each of which is effective at all times while Mr. Ryan is employed and for two years after his termination of employment for any reason. As consideration for the non-competition covenant, the Company granted Mr. Ryan 10,000 shares of restricted stock plus the right to receive a non-compete payment, which would become due in the event his employment terminates for any reason other than cause, death, or disability, equal to 18 months of base salary plus 1.0x his target annual bonus, which cash payment would be required to be repaid if Mr. Ryan violates any restrictive covenant. In addition, if his employment terminates due to retirement or resignation, his outstanding equity awards will continue to vest for a period of 18 months following termination of employment, provided that if he violates any of the restrictive covenants then such vesting will immediately cease.
Mr. Ryan’s amended and restated employment agreement also includes the same provision as in Mr. Gruber’s agreement that is intended to promote a smooth transition of his duties upon retirement. If he meets the Retirement Criteria, then he will be eligible to receive the same cash benefits and COBRA benefits he would have been entitled to if his employment had terminated for good reason, as described above, contingent on his execution of a standard release of claims in favor of the Company.
Mr. Ryan’s employment agreement also provides certain benefits to Mr. Ryan in circumstances involving a change in control, as described below in the section entitled “— Potential Payments upon Termination and Change of Control.”
Paul D. Bloom
In August 2024, we entered into an employment agreement with Mr. Bloom. Under the employment agreement, Mr. Bloom’s base salary was initially set at $407,000 per year (which may be increased, but not decreased, during the term), subject to annual review and adjustment by our Board. Mr. Bloom is eligible to receive an annual bonus of up to 80% of his base salary based on the achievement of certain business goals set by our Board on an annual basis and may receive additional bonus amounts at the discretion of our Board. Pursuant to the terms of the employment agreement, Mr. Bloom is eligible to receive an annual incentive equity award at the discretion of our Board. Mr. Bloom is also entitled to participate in or receive benefits under all of our existing and future incentive programs and will continue to be eligible to participate in all employee benefit plans, including retirement plans, health care plans and fringe benefit plans, that are afforded generally to our executive officers.
If Mr. Bloom’s employment is terminated without cause or by him for good reason, then he would be eligible to receive cash severance equal to six months of base salary, and 18 months of free COBRA coverage. All severance benefits are contingent on Mr. Bloom’s execution of a release of claims in favor of the Company. If Mr. Bloom dies or becomes disabled while employed by the Company, then he would receive a payment equal to six months of base salary.
Mr. Bloom’s amended and restated employment agreement also includes a non-compete, a non-solicitation of clients and customers, and a non-solicitation of employees, each of which is effective at all times while Mr. Bloom is employed and for two years after his termination of employment for any

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COMPENSATION TABLES
reason. As consideration for the non-competition covenant, the Company granted Mr. Bloom 10,000 shares of restricted stock plus the right to receive a non-compete payment, which would become due in the event his employment terminates for any reason other than cause, death, or disability, equal to 18 months of base salary plus 1.0x his target annual bonus, which cash payment would be required to be repaid if Mr. Bloom violates any restrictive covenant. In addition, if his employment terminates for any reason other than for Cause or due to death or disability, then his outstanding equity awards will continue to vest for a period of 18 months following termination of employment, provided that if he violates any of the restrictive covenants then such vesting will immediately cease.
Mr. Bloom’s amended and restated employment agreement also includes the same provision as in Mr. Gruber’s and Mr. Ryan’s agreement that is intended to promote a smooth transition of his duties upon retirement. If he meets the Retirement Criteria (except that, he shall only be required to provide consulting services for six months instead of 24 months), then he will be eligible to receive the same cash benefits and COBRA benefits he would have been entitled to if his employment had terminated for good reason, as described above, contingent on his execution of a standard release of claims in favor of the Company.
Mr. Bloom may also be entitled certain payments and benefits in circumstances involving a change in control, as described below in the section entitled “— Potential Payments upon Termination and Change of Control.”
Andrew L. Shafer
In October 2023, we entered into an offer letter agreement with Mr. Shafer. Under the offer letter agreement, Mr. Shafer’s base salary was initially set at $400,000, subject to annual review and adjustment by our Board. Mr. Shafer is eligible to receive an annual bonus of up to 65% of his base salary and an annual incentive award in equity, each of which may or may not be granted in the sole discretion of our Board.
Mr. Shafer is an at-will employee of the Company and his employment relationship can be terminated by either him or us for any reason, at any time, with or without notice and with or without cause. Upon termination of Mr. Shafer’s employment with the Company for any reason, he will receive payment for all unpaid salary and unused paid time off accrued and earned as of the date of termination of employment, and his benefits will be continued under the Company’s then existing benefit plans and policies for so long as provided under the terms of such plans and policies and as required by applicable law.
Mr. Shafer may also be entitled certain payments and benefits in circumstances involving a change in control, as described below in the section entitled “— Potential Payments upon Termination and Change of Control.”
Potential Payments upon Termination and Change of Control
Pursuant to the amended and restated employment agreements with Messrs. Gruber and Ryan, in the event of a termination of employment following a change of control, each of these executives is entitled to have all of his outstanding unvested stock options and other equity awards immediately vest as of the date of his termination. If their employment terminates in connection with a change of control, then they would be entitled to receive the same severance benefits set forth in their employment agreements for a termination of employment unrelated to a change of control — neither is entitled to any enhanced severance benefits as a result of a change in control. Notably, Mr. Gruber’s and Mr. Ryan’s amended and restated employment agreement eliminated their right to single-trigger severance and equity award vesting upon a change in control.
Pursuant to the employment agreement with Mr. Bloom, in the event of a change of control, Mr. Bloom (if still employed by the Company) is entitled to have all of his outstanding unvested stock options and other equity awards immediately vest as of the date of his termination. In the event that Mr. Bloom is terminated within 30 days before, or 12 months after, a change in control, then he would be eligible to receive cash severance equal to 12 months of base salary plus 1.0x his target bonus and 18 months of free COBRA

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COMPENSATION TABLES
coverage in lieu of the severance otherwise due upon such events. As a condition of entering into the employment agreement, Mr. Bloom each ceased to be eligible for the CIC Plan.
Change of control is defined in the amended and restated employment agreements for Messrs. Gruber and Ryan and the employment agreement for Mr. Bloom as having the same meaning as in the Company’s Amended and Restated 2010 Stock Incentive Plan, or any successor plan, as such plan may be amended from time to time.
As of November 29, 2022, the CIC Plan was approved and adopted by the Compensation Committee for eligible employees of the Company. The participants in the CIC Plan will include certain of the Company’s executive officers and certain other members of the Company’s senior management. Messrs. Smull and Shafer are participants in the CIC Plan. Under the CIC Plan, if a Change in Control (as defined in the CIC Plan) occurs and Messrs. Smull or Shafer’s employment is terminated by the Company without Cause (as defined in the CIC Plan) or Messrs. Smull or Shafer resign from the Company for Good Reason (as defined in the CIC Plan) within 30 days prior to or 12 months following the Change in Control, Messrs. Smull or Shafer will be entitled to the following payments and benefits in addition to any earned and accrued base salary, vacation time and other accrued benefits that have not been paid as of the effective date of termination:
•
any unvested equity awards held by the participant will become fully vested and exercisable or payable (which, for performance-based equity awards, means vesting as if the performance goals had been attained at the target performance level),

•
monthly salary continuation benefits for 12 months following the effective date of termination,

•
payment of the target annual bonus for the fiscal year during which the termination of employment occurs, and

•
reimbursement by the Company for the proportionate cost of the premiums due for COBRA (as defined in the CIC Plan) continuation coverage under the Company’s group health plans for the participant, and the participant’s spouse and dependent children for the shorter of 12 months following cessation of employment and the date on which the participant is no longer entitled to COBRA continuation coverage under the Company’s group health plans.

Messrs. Smull and Shafer’s right to receive the Change in Control benefits under the CIC Plan is subject to and contingent upon the participant’s timely execution, without subsequent revocation, of a Release (as defined in the CIC Plan).
The following table summarizes the potential payments and benefits payable to Messrs. Gruber, Ryan and Bloom upon (i) a termination of employment without cause or resignation for good reason and (ii) termination due to death or disability, in each case assuming that such termination and change of control, where applicable, occurred on December 31, 2024.
	Termination Without Cause or Resignation for Good Reason				Termination Due to Death or Disability
Name	Salary ($)	Bonus ($)	Value of Accelerated Equity Awards ($)(1)	Benefits ($)	Salary ($)
Patrick R. Gruber	2,347,800	2,870,717	7,379,144	54,221	670,800
Christopher M. Ryan	1,113,528	836,706	3,146,644	54,221	445,411
Paul D. Bloom	804,048	336,019	2,608,973	54,221	420,024

(1)
Amounts calculated based on the closing price of our common stock on December 31, 2024.

The following table summarizes the potential payments and benefits payable to Messrs. Gruber, Ryan and Bloom upon (i) termination due to retirement upon meeting the Retirement criteria, and (ii) a termination without cause or resignation for good reason within 30 days before or 12 months after a change of control, in each case assuming that such termination and change of control, where applicable, occurred on December 31, 2024.

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COMPENSATION TABLES
	Termination due to Retirement Upon Meeting the Retirement Criteria				Termination Without Cause or Resignation for Good Reason Within 30 Days Before or 12 Months After a Change of Control
Name	Salary ($)	Bonus ($)	Value of Accelerated Equity Awards ($)(1)	Benefits ($)	Salary ($)	Bonus ($)	Value of Accelerated Equity Awards ($)(1)	Benefits ($)
Patrick R. Gruber	2,347,800	2,870,717	7,379,144	54,221	2,347,800	2,870,717	7,379,144	54,221
Christopher M. Ryan	1,113,528	836,706	3,146,644	54,221	1,113,528	836,706	3,146,644	54,221
Paul D. Bloom	804,048	336,019	2,608,973	54,221	1,005,060	672,038	2,608,973	54,221

(1)
Amounts calculated based on the closing price of our common stock on December 31, 2024.

The following table summarizes the potential payments and benefits payable to Mr. Smull and Mr. Shafer upon (i) a termination of employment without cause (and no change in control) and (ii) upon termination without cause or resignation for good reason within 30 days prior to or 12 months after a change in control, in each case assuming that such termination and change in control, where applicable, occurred on December 31, 2024.
	Termination Without Cause and no Change in Control			Termination Without Cause or Resignation for Good Reason Within 30 Days Before or 12 Months After a Change of Control
Name	Salary ($)	Bonus ($)	Value of Accelerated Equity Awards ($)(1)	Salary ($)	Bonus ($)	Value of Accelerated Equity Awards ($)(1)	Benefits ($)
L. Lynn Smull	106,812	—	—	427,248	277,711	2,318,525	12,547
Andrew L Shafer	—	—	—	408,100	265,266	1,048,336	24,380

(1)
Amounts calculated based on the closing price of our common stock on December 31, 2024.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total compensation of Patrick R. Gruber, our Chief Executive Officer, and the annual total compensation of our “Median Employee”.
For 2024, our last completed fiscal year:
•
the annual total compensation of our Chief Executive Officer was $3,103,849; and

•
the annual total compensation of our Median Employee was $166,000.

Based on this information, for 2024 the ratio of the annual total compensation of our Chief Executive Officer to the Median Employee was 18.7 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K.
We used the following material assumptions, adjustments and estimates to identify the Median Employee and to determine the annual total compensation of our Chief Executive Officer and the Median Employee:
•
We determined that, as of December 31, 2024, our employee population consisted of approximately 122 individuals (excluding the Chief Executive Officer) who were working at the Company and its consolidated subsidiaries. This population consisted of our full-time, part-time and temporary employees.

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COMPENSATION TABLES
•
To identify the Median Employee from our employee population (excluding the Chief Executive Officer), we first determined each employee’s base salary as of December 31, 2024. For any employees that were employed for less than the full fiscal year, we annualized their base salary for the full fiscal year. Then we determined the overtime earnings and annual cash bonus paid during fiscal year 2024 as reflected in our payroll records, and the grant value of restricted stock and stock options granted during fiscal year 2024. Then we identified our Median Employee from our employee population based on this compensation measure.

•
In accordance with the SEC rules, we determined the Chief Executive Officer’s 2024 annual total compensation to be equal to $3,103,849, which represents the amount reported for fiscal year 2024 for our Chief Executive Officer in the “Total” column of our “Summary Compensation Table” above.

•
In accordance with the SEC rules, we determined the Median Employee’s 2024 total annual compensation to be equal to $166,000, which represents the amount of such employee’s compensation for fiscal year 2024 that would have been reported in our “Summary Compensation Table” in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K if the employee had been a named executive officer for fiscal year 2024.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance of our Company. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and the compensation of the Company’s named executive officers.
The table below presents information on the compensation of our principal executive officer (“PEO”) and our non-PEO named executive officers (“NEOs”) in comparison to certain performance metrics for 2024, 2023 and 2022. The metrics are not those that the Compensation Committee uses when setting executive compensation. The use of the term “compensation actually paid” is required by the SEC’s rules. Neither compensation actually paid nor the total amount reported in the 2024 Summary Compensation Table above reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, compensation actually paid was calculated by adjusting the 2024 Summary Compensation Table Total values for the applicable year as described in the footnotes to the table:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non-PEO NEOs(1)	Average Compensation Actually Paid to non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income (Loss) (in thousands)
2024	$3,103,849	$6,483,863	$1,353,650	$2,738,739	$49.18	$(78,640)
2023	$3,746,158	$1,540,840	$1,238,021	$615,511	$27.29	$(66,215)
2022	$3,459,754	$(3,182,280)	$1,166,024	$(1,342,507)	$44.71	$(98,007)
2021	$11,018,879	$11,870,240	$4,696,518	$4,650,892	$100.71	$(59,203)

(1)
The PEO for 2024, 2023, 2022 and 2021 is Mr. Gruber. The Non-PEO NEOs for whom the average compensation is presented in this table for 2022 and 2021 are Messrs. Smull, Ryan, and Bloom and Timothy J. Cesarek, our former Chief Commercial Officer. The Non-PEO NEOs for whom the average compensation is presented in this table for 2023 are Messrs. Smull, Ryan, Cesarek and Bloom and Kimberly T. Bowron, our Chief People and IT Officer. The Non-PEO NEOs for whom the average compensation is presented in this table for 2024 are Messrs. Smull, Ryan, Bloom and Shafer.

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COMPENSATION TABLES
(2)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

PEO
Fiscal Year	2024
Summary Compensation Table Total	$3,103,849
Minus: Grant Date Fair Value of Options Awards and Stock Awards Granted in Fiscal Year	$(1,624,735)
Plus: Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$4,823,605
Plus: Change in Fair Value as of Fiscal Year-End of Outstanding and Unvested Options Awards and Stock Awards Granted in Prior Fiscal Years	$1,103,403
Plus: Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$—
Plus: Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(922,259)
Minus: Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—
Compensation Actually Paid	$6,483,863
Non-PEO NEOs
Fiscal Year	2024
Average Summary Compensation Table Total	$1,353,650
Minus: Grant Date Fair Value of Options Awards and Stock Awards Granted in Fiscal Year	$(556,313)
Plus: Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$1,651,207
Plus: Change in Fair Value as of Fiscal Year-End of Outstanding and Unvested Options Awards and Stock Awards Granted in Prior Fiscal Years	$462,279
Plus: Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$—
Plus: Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(172,084)
Minus: Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—
Average Compensation Actually Paid	$2,738,739
In accordance with Item 402(v) of Regulation S-K, we are providing the following graphical descriptions of the relationships between information presented in the Pay Versus Performance table on compensation actually paid and each of total shareholder return (“TSR”) or net income (loss). We do not utilize TSR and net income (loss) in our executive compensation program. As described in more detail above in the section “Compensation Discussion and Analysis,” part of the compensation our named executive officers are eligible to receive consists of annual cash bonuses that are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for achievement towards these goals. Additionally, we view premium-priced stock options, which are part of our executive compensation program, as related to company performance although not directly tied to TSR, because they provide value only if the market price of our common stock increases, and if the executive officer continues in our employment over the vesting period. These stock option awards intend to align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.

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COMPENSATION TABLES
Relationship Between Compensation Actually Paid and Company TSR Based on an Initial Fixed $100 Investment (“TSR Per $100”)
Compensation Actually Paid vs. Company TSR Per $100
Relationship Between Compensation Actually Paid and Net Income (Loss)
Compensation Actually Paid vs. Company Net Income (Loss)

64      GEVO, INC. | 2025 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of March 25, 2025 by:
•
each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our common stock;

•
each named executive officer and each director; and

•
all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Gevo, Inc., 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
This table is based upon information supplied by our officers, directors and the Schedules 13D and 13G that have been filed with the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 25, 2025 through the exercise of any stock option or SAR. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares and we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person. All unvested restricted stock awards are included in each holder’s beneficial ownership as holders are entitled to voting rights upon issuance of the restricted stock awards. Applicable percentages are based on 239,609,874 shares of common stock outstanding on March 25, 2025.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Beneficial Owners of More Than 5% of Our Common Stock:
The Vanguard Group(1)	17,073,102	7.1%
Named Executive Officers and Directors:
Patrick R. Gruber(2)	5,776,750	2.4%
L. Lynn Smull(3)	1,859,160	*
Christopher M. Ryan(4)	2,614,186	1.1*
Paul D. Bloom(5)	1,681,086	*
Andrew Shafer(6)	520,964	*
Angelo Amorelli(7)	327,581	*
Carol J. Battershell(7)	353,862	*
William H. Baum(8)	509,203	*
Mary Kathryn Ellet(7)	287,460	*
Jaime Guillen(8)	484,570	*
Andrew J. Marsh(9)	564,228	*
Gary W. Mize(9)	545,705	*
All Executive Officers and Directors as a Group (14 persons)(10)	9,470,891	6.8%

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

*
Represents beneficial ownership of less than 1%.

(1)
Based solely on a Schedule 13G/A filed with the SEC on November 12, 2024 by The Vanguard Group. The address for the stockholder is 100 Vanguard Blvd., Malvern, PA 19355.

(2)
Includes 1,986,713 shares issuable pursuant to stock options exercisable within 60 days of March 25, 2025.

(3)
Includes 667,493 shares issuable pursuant to stock options exercisable within 60 days of March 25, 2025.

(4)
Includes (i) 943,866 shares issuable pursuant to stock options exercisable within 60 days of March 25, 2025 and (ii) 64,327 SARs exercisable within 60 days of March 25, 2024. The SARs may be settled upon vesting in cash or shares of common stock, in the Company’s sole discretion.

(5)
Includes 711,122 shares issuable pursuant to stock options exercisable within 60 days of March 25, 2025.

(6)
Includes 188,712 shares issuable pursuant to stock options exercisable within 60 days of March 25, 2025.

(7)
Includes 224,639 shares issuable pursuant to stock options exercisable within 60 days of March 25, 2025.

(8)
Includes 290,524 shares issuable pursuant to stock options exercisable within 60 days of March 25, 2025.

(9)
Includes 290,559 shares issuable pursuant to stock options exercisable within 60 days of March 25, 2025.

(10)
Includes 6,571,590 shares issuable pursuant to stock options exercisable within 60 days of March 25, 2025 and (ii) 64,327 SARs exercisable within 60 days of March 25, 2024. The SARs may be settled upon vesting in cash or shares of common stock, in the Company’s sole discretion.

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EQUITY COMPENSATION PLAN INFORMATION TABLE
The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2024:
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(2)
Equity Compensation Plans Approved by Stockholders:
2010 Plan	21,755,929	$1.46	2,558,600
Employee Stock Purchase Plan	—	—	190
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	21,755,929	1.46	2,558,790

(1)
Consists only of outstanding stock options.

(2)
Awards issuable under the 2010 Plan may include stock options, SARs, restricted stock, RSUs and other stock-based awards.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
The Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. The Board has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. However, the Board has followed the following standards: (i) all related party transactions must be fair and reasonable to the Company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board and (ii) all related party transactions should be authorized, approved or ratified by the affirmative vote of a majority of the directors who have no interest, either directly or indirectly, in any such related party transaction.
Transactions with Related Persons
There have been no transactions, since January 1, 2024, to which we were a party or will be a party, in which the amount involved exceeded or will exceed $120,000 and in which a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Executive Compensation — Employment Arrangements” and “Director Compensation” above.
Indemnification Agreements with Directors and Executive Officers
We have entered into indemnification agreements with our directors and executive officers under which we agreed to indemnify those individuals under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines, settlements and any other amounts they may be required to pay in actions, suits or proceedings which they are or may be made a party or threatened to be made a party by reason of their position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. We also have an insurance policy covering our directors and executive officers with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise. We believe that these provisions and insurance coverage are necessary to attract and retain qualified directors, officers and other key employees.

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DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Based on our review of such reports and written representations from our directors and executive officers, we believe that all such filing requirements were timely met during 2024, except one Form 4 for each of Kimberly Bowron, Paul Bloom, Chris Ryan and Patrick Gruber , in each case, filed on October 1, 2024 to report a restricted stock award granted on September 1, 2024.

   GEVO, INC. | 2025 PROXY STATEMENT      69

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials. A single copy of the proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, please (1) notify your broker, (2) direct your written request to Gevo, Inc., c/o Corporate Secretary, 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112 or (3) call Investor Relations at (303) 858-8358. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their brokers. In addition, upon written or oral request to the address or telephone number set forth above, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of the documents was delivered.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. Any proposal of a stockholder intended to be included in our proxy statement for the 2026 Annual Meeting of Stockholders pursuant to Rule 14a-8 must be received by us no later than December 10, 2025, unless the date of our 2026 Annual Meeting of Stockholders is more than 30 days before or after May 21, 2026, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be directed to our Corporate Secretary, at 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112.
Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations for consideration at our 2026 Annual Meeting of Stockholders, including those that are not to be included in such proxy statement and proxy, must provide timely notice in writing to our Corporate Secretary, at 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112. Pursuant to our Bylaws, to be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on February 20, 2026 nor earlier than January 21, 2026; provided, however, that if the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after such anniversary date, notice by stockholders to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.
In addition to satisfying the requirements under our Bylaws with respect to advance notice of any nomination, any shareholder that intends to solicit proxies in support of director nominees other than the Company’s nominees must comply with all the requirements of Rule 14a-19 promulgated under the Exchange Act.

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ANNUAL REPORT
We will provide to any stockholder entitled to vote at our Annual Meeting, at no charge, a copy of our 2024 Annual Report, including the financial statements contained therein. Requests should be directed to: Gevo, Inc., Attention: Corporate Secretary, 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado, 80112, telephone (303) 858-8358.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at our Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,
E. Cabell Massey
Vice President, Legal and Corporate Secretary
April 9, 2025

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APPENDIX A
GEVO, INC.
AMENDED AND RESTATED
2010 STOCK INCENTIVE PLAN

Plan Document

(As Amended and Restated Effective       , 2025)
1.
Introduction.

(a)   Purpose.   Gevo, Inc. (the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan” (the “Plan”), for the following purposes: (i) to enhance the Company’s ability to attract highly qualified personnel; (ii) to strengthen its retention capabilities; (iii) to enhance the long-term performance and competitiveness of the Company; and (iv) to align the interests of Plan participants with those of the Company’s stockholders.
(b)   Reserved.
(c)   Definitions.   Terms in the Plan and its Appendix that begin with an initial capital letter have the defined meaning set forth in Appendix I or elsewhere in this Plan, in either case unless the context of their use clearly indicates a different meaning.
(d)   Effect on Other Plans, Awards, and Arrangements.   This Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future, pursuant to any agreement, plan, or program that is independent of this Plan.
2.
Types of Awards.   The Plan permits the granting of the following types of Awards according to the Sections of the Plan listed here:

Section 5   Stock Options
Section 6   Share Appreciation Rights (“SARs”)
Section 7   Restricted Shares, Restricted Share Units (“RSUs”), and Unrestricted Shares
Section 8   Deferred Share Units (“DSUs”)
Section 9   Performance and Cash-settled Awards
Section 10   Dividend Equivalent Rights
3.
Shares Available for Awards; Maximum Awards.

(a)   Generally.   Subject to Section 3(b) and Section 13 below, the aggregate number of Shares which may be issued pursuant to Awards under the Plan is the sum of  (i) 52,980,074 Shares, plus (ii) any Shares which as of February 8, 2011 are subject to awards under the Prior Plan which are subsequently forfeited, cancelled, settled, or lapse unexercised. The Shares deliverable pursuant to Awards shall be authorized but unissued Shares, or Shares that the Company otherwise holds in treasury or in trust. Notwithstanding the other provisions in this Section 3 to the contrary, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal 3,000,000 Shares, as such number may be adjusted pursuant to Section 13 below.
(b)   Replenishment; Counting of Shares.   Any Shares reserved for Plan Awards will again be available for future Awards if the Shares for any reason will never be issued to a Participant or Beneficiary pursuant to the Award (for example, due to its settlement in cash rather than in Shares) or if the Award lapses, expires, terminates or is canceled prior to the issuance of Shares thereunder, or if Shares are issued under the Plan to a Participant pursuant to an Award and thereafter are forfeited to the Company. The following Shares shall not become available for future Awards under the Plan: (i) Shares tendered by a Participant

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APPENDIX A
as full or partial payment to the Company upon exercise of Stock Options, (ii) Shares reserved for issuance upon grant of SARs, to the extent the number of reserved Shares exceeds the number of Shares actually issued upon exercise of the SARs, and (iii) Shares withheld by, or otherwise tendered to, the Company to satisfy a Participant’s tax withholding liabilities with respect to the grant, vesting or exercise of an Award. Further, and to the extent permitted under Applicable Law, the maximum number of Shares available for delivery under the Plan shall not be reduced by any Shares issued under the Plan through the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards as a condition of the Company’s or an Affiliate’s acquiring another entity.
(c)   Maximum Awards to Non-Employee Directors.   Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $1,000,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.
4.
Eligibility.

(a)   General Rule.   Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those Persons to whom Awards may be granted. Each Award shall be evidenced by an Award Agreement that sets forth its Grant Date and all other terms and conditions of the Award, that is signed on behalf of the Company (or delivered by an authorized agent through an electronic medium), and that, if required by the Committee, is signed by the Eligible Person as an acceptance of the Award. The grant of an Award shall not obligate the Company or any Affiliate to continue the employment or service of any Eligible Person, or to provide any future Awards or other remuneration at any time thereafter.
(b)   Award Limits per Person.   During the term of the Plan, no Participant may receive Options and SARs that relate to more than 20% of the maximum number of Shares issuable under Section 3(a) of the Plan, as such number may be adjusted pursuant to Section 13 below. During any calendar year, no Participant may receive Incentive Stock Options or Awards in the aggregate (including Incentive Stock Options) that relate to more than 20% of the maximum number of Shares issuable under Section 3(a) of the Plan, as such number may be adjusted pursuant to Section 13 below.
(c)   Replacement Awards.   Subject to Applicable Law (including any associated stockholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant consent to surrender for cancellation some or all of the Awards or other grants that the Participant has received under this Plan or otherwise. An Award conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options and SARs, these other terms may not involve an exercise price that is lower than the exercise price of the surrendered Option or SAR unless the Company’s stockholders approve the grant itself or the program under which the grant is made pursuant to the Plan.
(d)   Minimum Vesting.   Notwithstanding any other provision of the Plan, except in connection with Awards that are substituted as a condition of the Company’s or an Affiliate’s acquiring another entity, Awards that may be settled only in cash, or an adjustment provided for in Section 13(a), no portion of an Award granted on or after May 23, 2023 may vest before the first anniversary of the date of grant, subject to earlier vesting in whole or in part in connection with a Change in Control or upon a Participant’s death or disability; provided, however, that the Company may grant Awards with respect to up to five percent (5%) of the number of Shares reserved for issuance under Section 3(a) without regard to the minimum vesting period set forth in this Section 4(d). The Committee may accelerate the vesting or exercisability of an Award in circumstances other than a Change in Control or a Participant’s death or disability, provided that such acceleration does not cause an Award that is subject to the minimum vesting requirements of this Section 4(d) to vest or become exercisable prior to the first anniversary of the date of grant.

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APPENDIX A
5.
Stock Options.

(a)   Grants.   Subject to the special rules for ISOs set forth in the next paragraph, the Committee may grant Options to Eligible Persons pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan, that may be immediately exercisable or that may become exercisable in whole or in part based on future events or conditions, that may include vesting or other requirements for the right to exercise the Option, and that may differ for any reason between Eligible Persons or classes of Eligible Persons, provided in all instances that:
(i)   the exercise price for Shares subject to purchase through exercise of an Option shall not be less than 100% of the Fair Market Value of the underlying Shares on the Grant Date; and
(ii)   no Option shall be exercisable for a term ending more than ten years after its Grant Date.
(b)   Special ISO Provisions.   The following provisions shall control any grants of Options that are denominated as ISOs; provided that ISOs may not be granted more than ten (10) years after Board approval of the Plan.
(i)   Eligibility.   The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Code Section 424.
(ii)   Documentation.   Each Option that is intended to be an ISO must be designated in the Award Agreement as an ISO, provided that any Option designated as an ISO will be a Non-ISO to the extent the Option fails to meet the requirements of Code Section 422 or the provisions of this Section 5(b). In the case of an ISO, the Committee shall determine on the Date of Grant the acceptable methods of paying the exercise price for Shares, and it shall be included in the applicable Award Agreement.
(iii)   $100,000 Limit.   To the extent that the aggregate Fair Market Value of Shares with respect to which ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds U.S. $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the U.S. $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the U.S. $100,000 limit, the most recently granted Options shall be reduced first. In the event that Code Section 422 is amended to alter the limitation set forth therein, the limitation of this paragraph and the corresponding references to the $100,000 limit throughout this Plan shall be automatically adjusted accordingly as of the date the amendment to Code Section 422 is effective.
(iv)   Grants to 10% Holders.   In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the ISO’s term shall not exceed five years from the Grant Date, and the exercise price shall be at least 110% of the Fair Market Value of the underlying Shares on the Grant Date. In the event that Code Section 422 is amended to alter the limitations set forth therein, the limitation of this paragraph shall be automatically adjusted accordingly.
(v)   Substitution of Options.   In the event the Company or an Affiliate acquires (whether by purchase, merger, or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Code Section 424, the Committee may, in accordance with the provisions of that Section, substitute ISOs for ISOs previously granted under the plan of the acquired company provided (A) the excess of the aggregate Fair Market Value of the Shares subject to an ISO immediately after the substitution over the aggregate exercise price of such shares is not more than the similar excess immediately before such substitution, and (B) the new ISO does not give additional benefits to the Participant, including any extension of the exercise period.
(vi)   Notice of Disqualifying Dispositions.   By executing an ISO Award Agreement, each Participant agrees to notify the Company in writing immediately after the Participant sells, transfers or otherwise

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APPENDIX A
disposes of any Shares acquired through exercise of the ISO, if such disposition occurs within the earlier of  (A) two years of the Grant Date, or (B) one year after the exercise of the ISO being exercised. Each Participant further agrees to provide any information about a disposition of Shares as may be requested by the Company to assist it in complying with any applicable tax laws.
(c)   Method of Exercise.   Each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares) at any time and from time to time prior to its expiration, but only pursuant to the terms of the applicable Award Agreement, and subject to the times, circumstances and conditions for exercise contained in the applicable Award Agreement. Exercise shall occur by delivery of both   a notice of exercise to the Company in a form approved by the Company (which may be electronic), and payment of the full exercise price for the Shares being purchased. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:
(i)   cash or check payable to the Company (in U.S. dollars);
(ii)   other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (D) are duly endorsed for transfer to the Company;
(iii)   a net exercise by surrendering to the Company Shares otherwise receivable upon exercise of the Option;
(iv)   a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may elect to concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale; or
(v)   any combination of the foregoing methods of payment.
The Company shall not be required to deliver Shares pursuant to the exercise of an Option until the Company has received sufficient funds to cover the full exercise price due and all applicable Withholding Taxes required by reason of such exercise.
Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
(d)   Exercise of an Unvested Option.   The Committee in its sole discretion may allow a Participant to exercise an unvested Option, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Option.
(e)   Termination of Continuous Service.   The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or

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APPENDIX A
below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards.
The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:
Reason for terminating Continuous Service	Option Termination Date
(I) By the Company for Cause, or what would have been Cause if the Company had known all of the relevant facts.	Termination of the Participant’s Continuous Service, or when Cause first existed if earlier.
(II) Disability of the Participant.	Within one year after termination of the Participant’s Continuous Service.
(III) Retirement of the Participant.	Within six months after termination of the Participant’s Continuous Service.
(IV) Death of the Participant during Continuous Service or within 90 days thereafter.	Within one year after termination of the Participant’s Continuous Service.
(V) Other than any of the above.	Within 90 days after termination of the Participant’s Continuous Service.
If there is a Securities and Exchange Commission blackout period (or a Committee-imposed blackout period) that prohibits the buying or selling of Shares during any part of the ten day period before the expiration of any Option based on the termination of a Participant’s Continuous Service (as described above), the period for exercising the Option shall be extended until ten days beyond when such blackout period ends. Notwithstanding any provision hereof or within an Award Agreement, no Option shall ever be exercisable after the expiration date of its original term as set forth in the Award Agreement.
(f)   Buyout.   Subject to the provisions of Section 19, the Committee may at any time offer to buy out an Option, in exchange for a payment in cash or Shares, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made. In addition, but subject to Applicable Law, if the Fair Market Value for Shares subject to any Option or Options is more than 50% below their exercise price for more than 30 consecutive business days, the Committee may unilaterally declare such Option to be terminated, effective on the date on which the Committee provides written notice to the Participant or other Option holder. The Committee may take such action with respect to any or all Options granted under the Plan and with respect to any individual Option holder or class or classes of Option holders, and the Committee shall not have any obligation to be uniform, consistent, or nondiscriminatory between classes of similarly-situated Option holders, except as required by Applicable Law (including any applicable stockholder approval requirements for a re-pricing or similar option cancellation program).
6.
SARs.

(a)   Grants.   The Committee may grant SARs to Eligible Persons pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan; provided that:
(i)   the exercise price for the Shares subject to each SAR shall not be less than 100% of the Fair Market Value of the underlying Shares on the Grant Date;
(ii)   no SAR shall be exercisable for a term ending more than ten years after its Grant Date; and
(iii)   each SAR shall, except to the extent a SAR Award Agreement provides otherwise, be subject to the provisions of Section 5(e) relating to the effect of a termination of Participant’s Continuous Service and Section 5(f) relating to buyouts, in each case with “SAR” being substituted for “Option.”
(b)   Settlement.   Subject to the Plan’s terms, a SAR shall entitle the Participant, upon exercise of the SAR, to receive Shares having a Fair Market Value on the date of exercise equal to the product of the

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APPENDIX A
number of Shares as to which the SAR is being exercised, and the excess of  (i) the Fair Market Value, on such date, of the Shares covered by the exercised SAR, over (ii) an exercise price designated in the SAR Award Agreement. Notwithstanding the foregoing, a SAR Award Agreement may limit the total settlement value that the Participant will be entitled to receive upon the SAR’s exercise, and may provide for settlement either in cash or in any combination of cash or Shares that the Committee may authorize pursuant to an Award Agreement. If, on the date on which a SAR or portion thereof is to expire, the Fair Market Value of the underlying Shares exceeds the aggregate exercise price of such SAR, then the SAR shall be deemed exercised and the Participant shall within ten days thereafter receive the Shares that would have been issued on such date if the Participant had affirmatively exercised the SAR on that date.
(c)   SARs related to Options.   The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option, and shall have an exercise price that is not less than the exercise price of the related Option. A SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 6(b) above. Any SAR granted in tandem with an ISO will contain such terms as may be required to comply with the provisions of Code Section 422.
7.
Restricted Shares, RSUs, and Unrestricted Share Awards.

(a)   Grant.   The Committee may grant Restricted Share, RSU, or Unrestricted Share Awards to Eligible Persons, in all cases pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan. The Committee shall establish as to each Restricted Share or RSU Award the number of Shares deliverable or subject to the Award (which number may be determined by a written formula), and the period or periods of time (the “Restriction Period”) at the end of which all or some restrictions specified in the Award Agreement shall lapse, and the Participant shall receive unrestricted Shares (or cash to the extent provided in the Award Agreement) in settlement of the Award. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability, and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, individual, group, or divisional performance criteria, Company performance, or other criteria selected by the Committee. The Committee may make Restricted Share and RSU Awards with or without the requirement for payment of cash or other consideration. In addition, the Committee may grant Awards hereunder in the form of Unrestricted Shares which shall vest in full upon the Grant Date or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole discretion) elect to pay for such Shares or to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.
(b)   Vesting and Forfeiture.   The Committee shall set forth, in an Award Agreement granting Restricted Shares or RSUs, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to RSUs will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or as the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any reason, the Participant shall forfeit his or her Restricted Shares and RSUs to the extent the Participant’s interest therein has not vested on or before such termination date; provided that if a Participant purchases Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant to the extent either set forth in an Award Agreement or required by Applicable Laws.
(c)   Certificates for Restricted Shares.   Unless otherwise provided in an Award Agreement, the Company shall hold certificates representing Restricted Shares and dividends (whether in Shares or cash) that accrue with respect to them until the restrictions lapse, and the Participant shall provide the Company with appropriate stock powers endorsed in blank. The Participant’s failure to provide such stock powers within ten days after a written request from the Company shall entitle the Committee to unilaterally declare a forfeiture of all or some of the Participant’s Restricted Shares.

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APPENDIX A
(d)   Section 83(b) Elections.   A Participant may make an election under Code Section 83(b) (the “Section 83(b) Election”) with respect to Restricted Shares. A Participant who has received RSUs may, within ten days after receiving the RSU Award, provide the Committee with a written notice of his or her desire to make a Section 83(b) Election with respect to the Shares subject to such RSUs. The Committee may in its discretion convert the Participant’s RSUs into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s RSU Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares. A Section 83(b) Election will be invalid if not filed with the Company and the appropriate U.S. tax authorities within 30 days after the Grant Date of the RSUs that are thereafter replaced by the Restricted Shares or, if inapplicable, the original Restricted Share Award.
(e)   Deferral Elections for RSUs.   To the extent specifically provided in an Award Agreement, a Participant may irrevocably elect, in accordance with Section 8 below, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant both more than 12 months after the date of the Participant’s deferral election and upon the vesting of an RSU Award. If the Participant makes this election, the Company shall credit the Shares subject to the election, and any associated Shares attributable to Dividend Equivalent Rights attached to the Award, to a DSU account established pursuant to Section 8 below on the date such Shares would otherwise have been delivered to the Participant pursuant to this Section.
(f)   Issuance of Shares upon Vesting.   As soon as practicable after vesting of a Participant’s Restricted Shares (or of the right to receive Shares underlying RSUs), the Company shall deliver to the Participant, free from vesting restrictions, one Share for each surrendered and vested Restricted Share (or deliver one Share free of the vesting restriction for each vested RSU), unless an Award Agreement provides otherwise and subject to Section 11 regarding Withholding Taxes. No fractional Shares shall be distributed, and cash shall be paid in lieu thereof.
8.
DSUs.

(a)   Elections to Defer.   The Committee may make DSU awards to Eligible Persons pursuant to Award Agreements (regardless of whether or not there is a deferral of the Eligible Person’s compensation), and may permit select Eligible Persons to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including the Shares deliverable pursuant to any RSU Award) and in lieu thereof to have the Company credit to an internal Plan account a number of DSUs having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar quarter (or other period determined by the Committee) during which compensation is deferred. Notwithstanding the foregoing sentence, a Participant’s Election Form will be ineffective with respect to any compensation that the Participant earns before the date on which the Election Form takes effect. For any Participant who is subject to U.S. income taxation, the Committee shall only authorize deferral elections under this Section (i) pursuant to written procedures, and using written Election Forms, that satisfy the requirements of Code Section 409A, and (ii) only by Eligible Persons who are Directors, Consultants, or members of a select group of management or highly compensated Employees (within the meaning of ERISA).
(b)   Vesting.   Unless an Award Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any Shares subject to DSUs.
(c)   Issuances of Shares.   Unless an Award Agreement expressly provides otherwise, the Company shall settle a Participant’s DSU Award, by delivering one Share for each DSU, in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service ends for any reason, subject to —
(i)   the Participant’s right to elect a different form of distribution, only on a form provided by and acceptable to the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are triggered by, and completed within ten years following, the last day of the Participant’s Continuous Service, and
(ii)   the Company’s acceptance of the Participant’s distribution election form executed at the time the Participant elects to defer the receipt of cash or other compensation pursuant to Section 8(a),

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provided that the Participant may change a distribution election through any subsequent election that (A) the Participant delivers to the Company at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s initial distribution election, and (B) defers the commencement of distributions by at least five years from the originally scheduled distribution commencement date.
Fractional shares shall not be issued, and instead shall be paid out in cash.
(d)   Emergency Withdrawals.   In the event that a Participant suffers an unforeseeable emergency within the contemplation of this Section, the Participant may apply to the Committee for an immediate distribution of all or a portion of the Participant’s DSUs. The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (within the meaning of Code Section 152) of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant. The Committee shall, in its sole and absolute discretion, determine whether a Participant has a qualifying unforeseeable emergency, may require independent verification of the emergency, and may determine whether or not to provide the Participant with cash or Shares. Examples of purposes which are not considered unforeseeable emergencies include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the unforeseeable emergency could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The number of Shares subject to the Participant’s DSU Award shall be reduced by any Shares distributed to the Participant and by a number of Shares having a Fair Market Value on the date of the distribution equal to any cash paid to the Participant pursuant to this Section. For all DSUs granted to Participants who are U.S. taxpayers, the term “unforeseeable emergency” shall be interpreted in accordance with Code Section 409A.
(e)   Termination of Service.   For purposes of this Section, a Participant’s “Continuous Service” shall only end when the Participant incurs a “separation from service” within the meaning of Treasury Regulations § 1.409A-1(h). A Participant shall be considered to have experienced a termination of Continuous Service when the facts and circumstances indicate that either (i) no further services will be performed for the Company or any Affiliate after a certain date, or (ii) that the level of bona fide services the Participant will perform after such date (whether as an Employee, Director, or Consultant) are reasonably expected to permanently decrease to no more than 50% of the average level of bona fide services performed by such Participant (whether as an Employee, Director, or Consultant) over the immediately preceding 36-month period (or full period of services to the Company and its Affiliates if the Participant has been providing such services for less than 36 months).
9.
Performance and Cash-Settled Awards.

(a)   Performance Awards.   The Committee may in its discretion grant Performance Awards, including Performance Units, to any Eligible Person, including Performance Unit Awards that (i) have substantially the same financial benefits and other terms and conditions as Options, SARs, RSUs, or DSUs, but (ii) are settled only in cash. All Performance Awards shall be made pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan.
(b)   Certification of Performance Awards.    A Participant shall be eligible to receive payment in respect of a Performance Award only to the extent that the Performance Measure(s) for such Award is achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Award to be paid to the Participant.

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(c)   Limitations on Awards.   The maximum Performance Award that any one Participant may receive for any one Performance Period, without regard to time of vesting or exercisability, shall not together exceed the limitation set forth in Section 4(b) above, as adjusted pursuant to Section 13 below (or, for Performance Units to be settled in cash, U.S. $2,000,000 determined on the Grant Date). The Committee shall have the discretion to provide in any Award Agreement that any amounts earned in excess of these limitations will be credited as DSUs or as deferred cash compensation under a separate plan of the Company (provided in the latter case that such deferred compensation either bears a reasonable rate of interest or has a value based on one or more predetermined actual investments). Any amounts for which payment to the Participant is deferred pursuant to the preceding sentence shall be paid to the Participant in a future year or years not earlier than, and only to the extent that, the Participant is either not receiving compensation in excess of these limits for a Performance Period, or is not subject to the restrictions set forth under Code Section 162(b).
(d)   Definitions.
(i)   “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.
(ii)   “Performance Measure” means one or more financial or other measures selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index). Each such measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee). Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.
(iii)   “Performance Period” means one or more periods of time, as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.
(e)   Deferral Elections.   At any time prior to the date that is both at least six months before the close of a Performance Period (or shorter or longer period that the Committee selects) with respect to a Performance Award and at which time vesting or payment is substantially uncertain to occur, the Committee may permit a Participant who is a member of a select group of management or highly compensated employees (within the meaning of ERISA) to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the cash or Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the cash or Shares subject to the election, and any associated interest and dividends, shall be credited to an account established pursuant to Section 8 hereof on the date such cash or Shares would otherwise have been released or issued to the Participant pursuant to this Section.
10.   Dividend Equivalent Rights.   The Committee may grant Dividend Equivalent Rights to any Eligible Person, and may do either pursuant to an Award Agreement that is independent of any other Award, or through a provision in another Award (other than an Option or SAR) that Dividend Equivalent Rights attach to the Shares underlying the Award. For example, and without limitation, the Committee may grant a Dividend Equivalent Right in respect of each Share subject to a Restricted Stock Award, Restricted Stock Unit Award, Deferred Share Unit, or Performance Award.
(a)   Nature of Right.   Each Dividend Equivalent Right shall represent the right to receive amounts based on the dividends declared on Shares as of all dividend payment dates during the term of the Dividend Equivalent Right as determined by the Committee. Unless otherwise determined by the Committee, a Dividend Equivalent Right shall expire upon termination of the Participant’s Continuous Service, provided

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that a Dividend Equivalent Right that is granted as part of another Award shall expire only when the Award is settled or otherwise forfeited.
(b)   Settlement.   Unless otherwise provided in an Award Agreement, Dividend Equivalent Rights shall be paid out on the (i) on the record date for dividends if the Award occurs on a stand-alone basis, and (ii) on the vesting or later settlement date for another Award if the Dividend Equivalent Right is granted as part of it. Payment of all amounts determined in accordance with this Section shall be in Shares, with cash paid in lieu of fractional Shares, provided that the Committee may instead provide in an Award Agreement for cash settlement of all or part of the Dividend Equivalent Rights. Only the Shares actually issued pursuant to Dividend Equivalent Rights shall count against the limits set forth in Section 3 above.
(c)   Other Terms.   The Committee may impose such other terms and conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion as reflected by the terms of the Award Agreement. The Committee may establish a program under which Dividend Equivalent Rights may be granted in conjunction with other Awards. The Committee may also authorize, for any Participant or group of Participants, a program under which the payments with respect to Dividend Equivalent Rights may be deferred pursuant to the terms and conditions determined under Section 9 above.
11.
Taxes; Withholding.

(a)   General Rule.   Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards, and neither the Company, nor any Affiliate, nor any of their employees, directors, or agents shall have any obligation to mitigate, indemnify, or to otherwise hold any Participant harmless from any or all of such taxes. The Company’s obligation to deliver Shares (or to pay cash) to Participants pursuant to Awards is at all times subject to their prior or coincident satisfaction of all required Withholding Taxes. Except to the extent otherwise either provided in an Award Agreement or thereafter authorized by the Committee, the Company or any Affiliate will satisfy required Withholding Taxes that the Participant has not otherwise arranged to settle before the due date thereof  —
(i)   first from withholding the cash otherwise payable to the Participant pursuant to the Award;
(ii)   then by withholding and cancelling the Participant’s rights with respect to a number of Shares that (A) would otherwise have been delivered to the Participant pursuant to the Award, and (B) have an aggregate Fair Market Value equal to the Withholding Taxes (such withheld Shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of the withholding); and
(iii)   finally, withholding the cash otherwise payable to the Participant by the Company.
The number of Shares withheld and cancelled to pay a Participant’s Withholding Taxes will be rounded up to the nearest whole Share sufficient to satisfy such taxes, with cash being paid to the Participant in an amount equal to the amount by which the Fair Market Value of such Shares exceeds the Withholding Taxes.
(b)   U.S. Code Section 409A.   To the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Code Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate (i) to exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) to comply with the requirements of Code Section 409A and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.
(c)   Unfunded Tax Status.   The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Person pursuant to an Award, nothing contained in the

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APPENDIX A
Plan or any Award Agreement shall give the Person any rights that are greater than those of a general creditor of the Company or any Affiliate, and a Participant’s rights under the Plan at all times constitute an unsecured claim against the general assets of the Company for the collection of benefits as they come due. Neither the Participant nor the Participant’s duly-authorized transferee or Beneficiaries shall have any claim against or rights in any specific assets, Shares, or other funds of the Company.
12.
Non-Transferability of Awards.

(a)   General.   Except as set forth in this Section, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a death Beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, by the duly-authorized legal representative of a holder who is Disabled, or by a transferee permitted by this Section.
(b)   Limited Transferability Rights.   The Committee may in its discretion provide in an Award Agreement that an Award in the form of a Non-ISO, Share-settled SAR, Restricted Shares, or Performance Award may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.
(c)   Death.   In the event of the death of a Participant, any outstanding Awards issued to the Participant shall automatically be transferred to the Participant’s Beneficiary (or, if no Beneficiary is designated or surviving, to the person or persons to whom the Participant’s rights under the Award pass by will or the laws of descent and distribution).
13.
Change in Capital Structure; Change in Control; Etc.

(a)   Changes in Capitalization.   The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the exercise or other price per Share covered by each such outstanding Award, the limit on the number of Shares that may be issued on the exercise of Incentive Stock Options, and individual award limits, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, merger, consolidation, change in organization form, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration (including cash or securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution of cash or securities shall not require the consent of any person who is granted Awards pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any Award.
(b)   Dissolution or Liquidation.   In the event of the dissolution or liquidation of the Company other than as part of a Change of Control, each Award will terminate immediately prior to the consummation of such dissolution or liquidation, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

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APPENDIX A
(c)   Change in Control.   In the event of a Change in Control but subject to the terms of any Award Agreements or employment-related agreements between the Company or any Affiliates and any Participant, each outstanding Award shall be assumed or a substantially equivalent award shall be substituted by the surviving or successor company or a parent or subsidiary of such successor company (in each case, the “Successor Company”) upon consummation of the transaction. Notwithstanding the foregoing, instead of having outstanding Awards be assumed or replaced with equivalent awards by the Successor Company, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions (with respect to any or all of the Awards, and with discretion to differentiate between individual Participants and Awards for any reason):
(i)   accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued pursuant to an Award shall lapse as to the Shares subject to such repurchase right;
(ii)   arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards (with the Committee determining the amount payable to each Participant based on the Fair Market Value, on the date of the Change in Control, of the Award being cancelled, based on any reasonable valuation method selected by the Committee);
(iii)   terminate all or some Awards upon the consummation of the transaction, provided that the Committee shall provide for vesting of such Awards in full as of a date immediately prior to consummation of the Change in Control. To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation;
(iv)   make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 13 above.
In the event the Administrator elects a method of payment that is intended to comply with Treasury Regulation section 1.409A-3(i)(5)(iv), the Administrator may provide that any payments that otherwise would be made after the five-year anniversary of the Change in Control Event shall be forfeited.
Unless otherwise expressly provided in an Award Agreement or in any employment-related agreement between the Company or any Affiliate and the Participant, in the event a Participant is Involuntarily Terminated on or within 12 months (or other period set forth in an Award Agreement) following a Change in Control, then any Award that is assumed or substituted pursuant to this Section shall accelerate and become fully vested (and become exercisable in full in the case of Options and SARs), and any repurchase right applicable to any Shares underlying the Award shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s Involuntary Termination.
14.
Termination, Rescission and Recapture of Awards.

(a)   Each Award under the Plan is intended to align the Participant’s long-term interests with those of the Company.   Accordingly, to the extent provided in an Award Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if the Participant does not comply with the conditions of subsections (b), (c), and (e) hereof (collectively, the “Conditions”).
(b)   A Participant shall not, without the Company’s prior written authorization, disclose to anyone outside the Company, or use in other than the Company’s business, any proprietary or confidential

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APPENDIX A
information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company with regard to any such proprietary or confidential information or material.
(c)   Pursuant to any agreement between the Participant and the Company with regard to intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, confidential business and personnel information), a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property, and shall take all reasonable steps necessary to enable the Company to secure all right, title and interest in such intellectual property in the United States and in any foreign country.
(d)   Upon exercise, payment, or delivery of cash or Common Stock pursuant to an Award, the Participant shall certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and, if a severance of Continuous Service has occurred for any reason, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.
(e)   If the Company determines, in its sole and absolute discretion, that (i) a Participant has violated any of the Conditions or (ii) during his or her Continuous Service, or within one year after its termination for any reason, a Participant (x) has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Company in its sole and absolute discretion, is or is working to become competitive with the Company; (y) has solicited any non-administrative employee of the Company to terminate employment with the Company; or (z) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty, then the Company may, in its sole and absolute discretion, impose a Termination, Rescission, and/or Recapture with respect to any or all of the Participant’s relevant Awards, Shares, and the proceeds thereof.
(f)   Within ten days after receiving notice from the Company of any such activity described in Section 14(e) above, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Common Stock), the Company shall promptly refund the exercise price, without earnings, that the Participant paid for the Shares. Any payment by the Participant to the Company pursuant to this Section shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Termination, Rescission or Recapture if after termination of a Participant’s Continuous Service, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent (5%) equity interest in the organization or business.
(g)   Notwithstanding the foregoing provisions of this Section, the Company has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Award. Nothing in this Section shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of employment that does not violate subsections (b), (c), or (e) of this Section, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under Applicable Law.
(h)   All administrative and discretionary authority given to the Company under this Section shall be exercised by the most senior human resources executive of the Company or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

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(i)   If any provision within this Section is determined to be unenforceable or invalid under any Applicable Law, such provision will be applied to the maximum extent permitted by Applicable Law, and shall automatically be deemed amended in a manner consistent with its objectives and any limitations required under Applicable Law. Notwithstanding the foregoing, but subject to any contrary terms set forth in any Award Agreement, this Section shall not be applicable to any Participant from and after his or her termination of Continuous Service after a Change in Control.
15.   Recoupment of Awards.   Unless otherwise specifically provided in an Award Agreement, and to the extent permitted by Applicable Law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of the Company’s stockholders or of any Participant, require that any Participant reimburse the Company for all or any portion of any Awards granted under this Plan (“Reimbursement”), or the Committee may require the Termination or Rescission of, or the Recapture associated with, any Award, if and to the extent —
(a)   the granting, vesting, or payment of such Award was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement;
(b)   in the Committee’s view the Participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any Affiliate; and
(c)   (a lower granting, vesting, or payment of such Award would have occurred based upon the conduct described in clause (b) of this Section.
In each instance, the Committee will, to the extent practicable and allowable under Applicable Laws, require Reimbursement, Termination or Rescission of, or Recapture relating to, any such Award granted to a Participant; provided that the Company will not seek Reimbursement, Termination or Rescission of, or Recapture relating to, any such Awards that were paid or vested more than three years prior to the first date of the applicable restatement period.
In addition to the provisions of this Section 15, all Awards granted under the Plan will be subject to recoupment in accordance with the Company’s clawback or recoupment policy, as may be adopted and/or amended from time to time, including any such policy that the Company is required to adopt (and/or amend) pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.
16.   Relationship to other Benefits.   No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
17.   Administration of the Plan.   The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and may prescribe, amend, and rescind such rules, regulations, and procedures for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee, the Board shall function as the Committee for all purposes of the Plan.
(a)   Committee Composition.   The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more executive officers to make Awards to Eligible Persons other than themselves. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.
(b)   Powers of the Committee.   Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

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APPENDIX A
(i)   to grant Awards and to determine Eligible Persons to whom Awards shall be granted from time to time, and the number of Shares, units, or dollars to be covered by each Award;
(ii)   to determine, from time to time, the Fair Market Value of Shares;
(iii)   to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;
(iv)   to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;
(v)   to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;
(vi)   to the extent consistent with the purposes of the Plan and without amending the Plan, to modify, to cancel, or to waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs;
(vii)   to require, as a condition precedent to the grant, vesting, exercise, settlement, and/or issuance of Shares pursuant to any Award, that a Participant agree to execute a general release of claims (in any form that the Committee may require, in its sole discretion, which form may include any other provisions, e.g. confidentiality and restrictions on competition, that are found in general claims release agreements that the Company utilizes or expects to utilize);
(viii)   in the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting, settlement, or exercise of Award, such as a system using an internet website or interactive voice response, to implement paperless documentation, granting, settlement, or exercise of Awards by a Participant may be permitted through the use of such an automated system; and
(ix)   to make all interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.
Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Directors or Employees.
(c)   Local Law Adjustments and Sub-plans.   To facilitate the making of any grant of an Award under this Plan, the Committee may adopt rules and provide for such special terms for Awards to Participants who are located within the United States, foreign nationals, or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub- plans and establish escrow accounts and trusts, and settle Awards in cash in lieu of shares, as may be appropriate, required or applicable to particular locations and countries.
(d)   Action by Committee.   Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by an officer or other employee of the Company or any Affiliate, the Company’s independent

   GEVO, INC. | 2025 PROXY STATEMENT      A-15

APPENDIX A
certified public accounts, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
(e)   Deference to Committee Determinations.   The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, and all determination the Committee makes pursuant to the Plan shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.
(f)   No Liability; Indemnification.   Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who in good faith takes action on behalf of the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Plan. The Company and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.
(g)   Expenses.   The expenses of administering the Plan shall be borne jointly and severally by the Company and its Affiliates.
18.   Modification of Awards and Substitution of Options.   Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised, to accelerate the vesting of any Award, to extend or renew outstanding Awards, to accept the cancellation of outstanding Awards to the extent not previously exercised, or to make any change that the Plan would permit for a new Award. However, except in connection with a Change in Control or as approved by the Company’s stockholders for any period during which it is subject to the reporting requirements of the Exchange Act, the Committee may not cancel an outstanding Option or SAR whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option or SAR to the Participant at a lower exercise price, or granting a replacement award of a different type, or otherwise allowing for a “repricing” within the meaning of applicable federal securities laws. Notwithstanding the foregoing, no modification of an outstanding Award may materially and adversely affect a Participant’s rights thereunder unless either (i) the Participant provides written consent to the modification, or (ii) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant.
19.   Plan Amendment and Termination.   The Board may amend or terminate the Plan as it shall deem advisable; provided that no change shall be made that increases the total number of Shares reserved for issuance pursuant to Awards (except pursuant to Section 13 above) unless such change is authorized by the stockholders of the Company. A termination or amendment of the Plan shall not materially and adversely affect a Participant’s vested rights under an Award previously granted to him or her, unless the Participant consents in writing to such termination or amendment. Notwithstanding the foregoing, the Committee may amend the Plan to comply with changes in tax or securities laws or regulations, or in the interpretation thereof. Furthermore, neither the Company nor the Committee shall, without stockholder approval, either (a) allow for a “repricing” within the meaning of federal securities laws applicable to proxy statement disclosures, or (b) cancel an outstanding Option whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option to the Participant at a lower exercise price or granting a replacement award of a different type.
20.   Term of Plan.   The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). If not sooner terminated by the Board, this Plan shall terminate at

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APPENDIX A
the close of business on the date ten years after the Effective Date. No Awards shall be made under the Plan after its termination.
21.   Governing Law.   The terms of this Plan shall be governed by the laws of the State of Delaware, within the United States of America, without regard to the State’s conflict of laws rules.
22.   Laws and Regulations.
(a)   General Rules.   This Plan, the granting of Awards, the exercise of Options and SARs, and the obligations of the Company hereunder (including those to pay cash or to deliver, sell or accept the surrender of any of its Shares or other securities) shall be subject to all Applicable Law. In the event that any Shares are not registered under any Applicable Law prior to the required delivery of them pursuant to Awards, the Company may require, as a condition to their issuance or delivery, that the persons to whom the Shares are to be issued or delivered make any written representations and warranties (such as that such Shares are being acquired by the Participant for investment for the Participant’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares) that the Committee may reasonably require, and the Committee may in its sole discretion include a legend to such effect on the certificates representing any Shares issued or delivered pursuant to the Plan.
(b)   Black-out Periods.   Notwithstanding any contrary terms within the Plan or any Award Agreement, the Committee shall have the absolute discretion to impose a “blackout” period on the exercise of any Option or SAR, as well as the settlement of any Award, with respect to any or all Participants (including those whose Continuous Service has ended) to the extent that the Committee determines that doing so is either desirable or required in order to comply with applicable securities laws.
23.   No Stockholder Rights.   Neither a Participant nor any transferee or Beneficiary of a Participant shall have any rights as a stockholder of the Company with respect to any Shares underlying any Award until the date the Shares are issued to such Participant, transferee, or Beneficiary in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares or Restricted Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a stockholder with respect to the Shares underlying the Award (unless otherwise provided in the Award Agreement for Restricted Shares), notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date of issuance, except as otherwise specifically provided for in this Plan or an Award Agreement. The issuance of Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

   GEVO, INC. | 2025 PROXY STATEMENT      A-17

APPENDIX A
APPENDIX I
DEFINITIONS
As used in the Plan, the following terms have the meanings indicated when they begin with initial capital letters within the Plan:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.
“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under any applicable laws of the United States, any other country, and any provincial, state, or local subdivision, any applicable stock exchange or automated quotation system rules or regulations, as such laws, rules, regulations and requirements shall be in place from time to time.
“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, a SAR, a Restricted Share, a RSU, an Unrestricted Share, a DSU, a Performance Award, or Dividend Equivalent Rights, or any combination thereof, whether alternative or cumulative.
“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.
“Beneficiary” means the person or entity designated by the Participant, in a form approved by the Company, to exercise the Participant’s rights with respect to an Award or receive payment or settlement under an Award after the Participant’s death.
“Board” means the Board of Directors of the Company.
“Cause” has the meaning set forth in any unexpired employment agreement between the Company and the Participant. In the absence of such an agreement, “Cause” means (i) gross negligence, willful misconduct, insubordination, or other material malfeasance or non-feasance by the Participant in the performance of his duties; (ii) the Participant’s unauthorized disclosure of confidential information about the Company; (iii) the Participant’s material breach of any employment, consulting, confidentiality, non-disclosure, non-competition or similar agreement between the Participant and the Company; (iv) the Participant’s conviction of, plea of nolo contendere to, or written admission of the commission of, a felony; (v) any act by the Participant involving fraud or misrepresentation with respect to his duties for the Company, which has resulted or likely will result in material damage to the Company; (vi) any act by the Participant constituting a failure to follow the directions of the either the Company’s Chief Executive Officer or the Board, provided that, the Board provides written notice of such failure to the Participant and the failure continues for fifteen (15) days after the Executive’s receipt of such notice; (vii) the Participant’s material breach of any provision of the Plan or any Award Agreement; (viii) any act of Participant involving moral turpitude that adversely affects Participant’s ability to serve the Company; (ix) Participant’s violation of any federal, state or local law or regulation applicable to the Company or its businesses that causes material injury to the Company (including, without limitation, the reputation of the Company) or Participant’s intentional or knowing violation of any law or regulation applicable to the Company; or (x) Participant’s conduct that constitutes a material breach of any statutory or common law duty of loyalty to the Company. For purpose of this paragraph, no act or failure to act by the Participant shall be considered “willful” if such act or failure to act was in good faith and with the reasonable belief that the act or omission was in the best interests of the Company, or occurred at the direction of the Board. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate. Furthermore, a Participant’s Continuous Service shall be deemed to have terminated for Cause within the meaning hereof if, at any time (whether before, on, or

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APPENDIX A
after termination of the Participant’s Continuous Service), facts or circumstances are discovered that would have justified a termination for Cause.
“Change in Control” means, unless another definition is set forth in an Award Agreement, the first of the following to occur after the Effective Date:
(i)   Acquisition of Controlling Interest.   Any Person (other than Persons who are Employees at any time more than one year before a transaction) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities. In applying the preceding sentence, (i) securities acquired from the Company by or for the Person shall not be taken into account, and (ii) an agreement to vote securities shall be disregarded unless its ultimate purpose is to cause what would otherwise be a Change in Control, as reasonably determined by the Board.
(ii)   Change in Board Control.   During any consecutive two-year period commencing after the date of adoption of this Plan, individuals who constituted the Board at the beginning of the period (or their approved replacements, as defined in the next sentence) cease for any reason to constitute a majority of the Board. A new Director shall be considered an “approved replacement” Director if his or her election (or nomination for election) was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the period or were themselves approved replacement Directors, but in either case excluding any Director whose initial assumption of office occurred as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board.
(iii)   Merger.   The Company consummates a merger, or consolidation of the Company with the any other corporation unless: (a) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50 % of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no Person (other than Persons who are Employees at any time more than one year before the transaction) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50 % or more of the combined voting power of the Company’s then outstanding securities.
(iv)   Sale of Assets.   The stockholders of the Company approve an agreement for the sale of disposition by the Company of all, or substantially all, of the Company’s assets.
(v)   Liquidation or Dissolution.   The stockholders of the Company approve a plan or proposal for liquidation or dissolution of the Company.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of either (i) the Company’s initial public offering of its Shares, or (ii) any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in any entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Compensation Committee of the Board or its successor, provided that the term “Committee” means (i) the Board when acting at any time in lieu of the Committee and (ii) with respect to any decision relating to a Reporting Person, a committee consisting of solely of two or more Directors who are disinterested within the meaning of Rule 16b-3.
“Company” means Gevo, Inc., a Delaware corporation; provided that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

   GEVO, INC. | 2025 PROXY STATEMENT      A-19

APPENDIX A
“Company Stock” means common stock of the Company. In the event of a change in the capital structure of the Company affecting the common stock (as provided in Section 13), the Shares resulting from such a change in the common stock shall be deemed to be Company Stock within the meaning of the Plan.
“Consultant” means any person (other than an Employee or Director), including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.
“Continuous Service” means a Participant’s period of service in the absence of any interruption or termination, as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) transfers between locations of the Company or between the Company and its Affiliates. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service if the individual continues to perform bona fide services for the Company. The Committee shall have the discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence; provided, however, that in the absence of such determination, vesting for all Awards shall be tolled during any such unpaid leave (but not for a paid leave). Notwithstanding anything to the contrary contained in the Plan, an Investor Director Provider shall be deemed to have Continuous Service for so long as the Investor Director Provider makes available for service as a member of the Board at least one individual who provides services to, owns equity interests in, or is otherwise employed by, such investor or any of its Affiliates.
“Deferred Share Units” or “DSUs” mean Awards pursuant to Section 8 of the Plan.
“Director” means a member of the Board, or a member of the board of directors of an Affiliate.
“Disabled” means (i) for an ISO, that the Participant is disabled within the meaning of Code Section 22(e)(3), and (ii) for other Awards, a condition under which that the Participant —
(i)   is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or
(ii)   is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company.
“Dividend Equivalent Rights” means Awards pursuant to Section 10 of the Plan, which may be attached to other Awards.
“Eligible Person” means any Consultant, Director, Investor Director Provider, or Employee and includes non-Employees to whom an offer of employment has been or is being extended.
“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.
“Employer” means the Company and each Subsidiary and Affiliate that employs one or more Participants.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means the fair market value of the Company Stock as of such date based on the then prevailing prices of the Company Stock on the New York Stock Exchange, the American Stock Exchange,

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APPENDIX A
NASDAQ or such other stocks exchange as the Company Stock is then listed for trading (and, if none, as determined by the Committee in good faith based on relevant facts and circumstances).
“Grant Date” means the later of  (i) the date designated as the “Grant Date” within an Award Agreement, and (ii) date on which the Committee determines the key terms of an Award, provided that as soon as reasonably practical thereafter the Committee both notifies the Eligible Person of the Award and enters into an Award Agreement with the Eligible Person.
“Incentive Stock Option” (or “ISO”) means, an Option that qualifies for favorable income tax treatment under Code Section 422.
“Investor Director Provider” means any investor in the Company (or Affiliate of such investor) (a) an employee, direct or indirect owner or service provider of which serves as a Director and (b) with respect to which investor, such Director and such investor (or Affiliate) agree that the investor (or Affiliate) will receive any Awards that such Director otherwise would receive.
“Involuntary Termination” means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control:
(i)   termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or
(ii)   voluntary resignation by the Participant through the following actions: (1) the Participant provides the Company with written notice of the existence of one of the events, arising without the Participant’s consent, listed in clauses (A) through (C), below within thirty (30) days of the initial existence of such event; (2) the Company fails to cure such event within thirty (30) days following the date such notice is given; and (3) the Participant elects to voluntarily terminate employment within the ninety (90) day period immediately following such event. The events include: (A) a material reduction in the Participant’s authority, duties, and responsibilities , (B) the Participant being required to relocate his place of employment, other than a relocation within fifty (50) miles of the Participant’s principal work site at the time of the Change in Control, or (C) a material reduction in the Participant’s Base Salary other than any such reduction consistent with a general reduction of pay for similarly-situated Participants.
“Non-Employee Director” means a Director who is not an Employee.
“Non-ISO” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Award Agreement.
“Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.
“Participant” means any Eligible Person who holds an outstanding Award.
“Performance Awards” mean Awards granted pursuant to Section 9.
“Performance Unit” means an Award granted pursuant to Section 9(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.
“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.
“Plan” means this Gevo, Inc. 2010 Stock Incentive Plan.
“Prior Plan” means the Gevo, Inc. 2006 Omnibus Securities and Incentive Plan.

   GEVO, INC. | 2025 PROXY STATEMENT      A-21

APPENDIX A
“Recapture” and “Rescission” have the meaning set forth in Section 14 of the Plan.
“Reimbursement” has the meaning set forth in Section 15 of the Plan.
“Reporting Person” means an Employee, Director, or Consultant who is subject to the reporting requirements set forth under Rule 16b-3.
“Restricted Share” means a Share of Company Stock awarded with restrictions imposed under Section 7.
“Restricted Share Unit” or “RSU” means a right granted to a Participant to receive Shares or cash upon the lapse of restrictions imposed under Section 7.
“Retirement” means a Participant’s termination of employment after age 65.
“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.
“Share” means a share of Common Stock of the Company, as adjusted in accordance with Section 13 of the Plan.
“SAR” or “Share Appreciation Right” means a right to receive amounts awarded under Section 6.
“Ten Percent Holder” means a person who owns (within the meaning of Code Section 422) stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company.
“Unrestricted Shares” mean Shares (without restrictions) awarded pursuant to Section 7 of the Plan.
“Withholding Taxes” means the aggregate minimum amount of federal, state, local and foreign income, payroll and other taxes that the Company and any Affiliates are required to withhold in connection with any Award.

A-22      GEVO, INC. | 2025 PROXY STATEMENT

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000670743_1 R1.0.0.2 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Class III Directors Nominees 01) William H. Baum 02) Mary Kathryn Ellet 03) Gary W. Mize GEVO, INC. 345 INVERNESS DRIVE SOUTH BUILDING C, SUITE 310 ENGLEWOOD, CO 80112 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/20/2025 for shares held directly and by 11:59 P.M. ET on 05/18/2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GEVO2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/20/2025 for shares held directly and by 11:59 P.M. ET on 05/18/2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. To approve an amendment of the Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan. 3. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. 4. To cast an advisory (non-binding) vote to approve the compensation of our named executive officers. NOTE: To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000670743_2 R1.0.0.2 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com GEVO, INC. 2025 Annual Meeting of Stockholders May 21, 2025, 2:00 PM (MDT) This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) L. Lynn Smull, E. Cabell Massey and Sylvia Gendenjamts, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GEVO, INC. that the stockholder(s) is/are entitled to vote at the 2025 Annual Meeting of Stockholders to be held live via audio webcast at www.virtualshareholdermeeting.com/GEVO2025, at 2:00 PM, MDT on May 21, 2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side